Exhibit 10.24
CONFORMED COPY

Dated	29 December	2010

Enstar Group Limited
The Parties Listed as Original Guarantors
Barclays Corporate
as Mandated Lead Arranger
Barclays Bank PLC
acting as Agent
- and -
Barclays Bank PLC
acting as Security Agent
US$115,000 000 Facilities Agreement
001BB.59899
Ref: F3SM/CMM/2363436.2
Hogan Lovells International LLP
Atlantic House, Holborn Viaduct, London EC1A 2FG

-ii-

This Agreement is made on 29 December 2010
Between:
(1)	Enstar Group Limited, a company incorporated in Bermuda with registered number 30916 and its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the “Parent” and the “Borrower”);

(2)	The Subsidiaries of the Parent listed in Schedule 1 (The Original Obligors) as original guarantors (together with the Parent, the “Original Guarantors”);

(3)	Barclays Corporate, the corporate banking division of Barclays Bank PLC as bookrunner and mandated lead arranger (the “Arranger”);

(4)	Barclays Bank PLC as lender (the “Original Lender”);

(5)	Barclays Bank PLC as agent of the other Finance Parties (the “Agent”);

(6)	Barclays Bank PLC as security trustee for the Secured Parties (the “Security Agent”);
It is agreed:
Section 1
Interpretation
1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:
(a)	A Lender;

(b)	a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of AA or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Aa2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent.
“Accession Deed” means a document substantially in the form set out in Schedule 7 (Form of Accession Deed).

“Accounting Principles” means:
(a)	in relation to any Obligor incorporated in Bermuda or in any state of the United States of America, generally accepted accounting principles in the United States of America;

(b)	in relation to any Obligor incorporated in the United Kingdom, generally accepted accounting principles in the United Kingdom including IFRS (as applicable); or

(c)	in relation to any Obligor other than those mentioned in paragraphs (a) and (b) above, generally accepted accounting principles in its place of incorporation..
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“Additional Chargor” means any member of the Group which has granted Security in favour of the Security Agent, on and from the date on which it enters into a Transaction Security Document.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Additional Obligor” means an Additional Guarantor or an Additional Chargor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one month after the date of this Agreement;

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:
(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.
“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Barclays Presentation” means the presentation entitled ‘Enstar Group Limited presentation to Barclays Capital London’ dated 23 November 2010 as amended by an email dated 22 December 2010 from Gareth Nokes to Richard Braham.

“Base Currency” means US$.

“Base Currency Amount” means in relation to a Utilisation, the amount specified in the Utilisation Request delivered by the Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement).
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“Base Currency Equivalent” means, the amount of the relevant currency required to purchase the relevant amount of the Base Currency at the Agent’s spot rate of exchange for such a purchase in the London foreign exchange market at or about 11.00 am on the relevant date.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London Interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting Interbank offers for deposits in reasonable market size in that currency and for that period.

“Base Reference Banks” means the principal London offices of Barclays Bank PLC or such other banks as may be appointed by the Agent in consultation with the Parent.

“Board Memorandum” means the Enstar memorandum dated 22 November 2010, reference: CIGNA Reinsurance Portfolio Transfer.

“Borrowings” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:
(a)	the interest (excluding the Margin), which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
“Budget” means:
(a)	in relation to the period beginning on 1 January 2011 and ending on 31 December 2014, the financial model including profit and loss, balance sheet and cashflow projections relating to the Group as set out in the Barclays Presentation to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any annual Capital Release Schedule delivered by the Parent to the Agent in respect of that period pursuant to Clause 21.4 (Budget).
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, and:
(a)	(in relation to any date for payment or purchase of a currency other than euro) also in the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day.
“Capital Release Amount” means, in respect of any member of the Group, any reduction in the amount of capital resources which that member of the Group is required
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to hold in accordance with applicable law and applicable rules and guidance given by any governmental or regulatory authority.

“Capital Release Schedule” means a schedule detailing the expected Capital Release Amounts in relation to each member of the Group.

“Cash Equivalent Investments” means at any time:
(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(d)	Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:
(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days’ notice; or
(f)	any other debt security approved by the Majority Lenders,
in each case, denominated in US$, Sterling or Euro and to which any Obligor is alone (or together with other Obligors) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Change of Control” means any person or group of persons acting in concert gaining Control of the Parent (where “acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers).
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“CRA Account Charge” means a fixed charge given by the Parent over each CRA Account.

“CRA Accounts” means each US Dollar, Sterling and/or Australian Dollar bank account held with Barclays Bank PLC, in the name of the Parent and into which amounts received in respect of any Capital Release Amount are paid.

“Charged Property” means all of the assets of the Group which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Chargor” means an Original Chargor or an Additional Chargor.

“Chief Financial Officer” means the chief financial officer of the Parent from time to time (or any director of the Parent acting as such officer’s deputy in that capacity or performing those functions).

“CIGNA” means CIGNA Global Reinsurance Company, Ltd. a Class 3A and Long Term insurance company domiciled in Bermuda.

“CIGNA Actuarial Report” means the actuarial report dated 25 September 2010 relating to CIGNA, prepared by Cranmore and confirmed by Insurmath on 27 September 2010.

“CIGNA Entities” means each of CIGNA, Connecticut General Life Insurance Company, a life insurance company domiciled in the State of Connecticut and Life Insurance Company of North America, a life insurance company domiciled in the Commonwealth of Pennsylvania.

“CIGNA Reinsurance Arrangements” means the reinsurance agreement and related claims handling contract to be entered into on or around the date of this Agreement by Fitzwilliam Insurance Limited (as reinsurer) (and the related credit support for such reinsurance obligations by way of collateral trust deposits of up to US$62,900,000 and the Parent CIGNA Guarantee) as described in the Board Memorandum.

“Close Links Report” means a report submitted by an insurer to the FSA under SUP 16.5.4 or under any rules amending or replacing it.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Confidential Information” means all information relating to the Parent, any Obligor of the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under the Finance Documents or a Facility from either:
(a)	any member of the Group, or any of its advisers, or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or
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(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA for the relevant type of proposed transaction or in any other form agreed between the Parent and the Agent.

“Control” means:
(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the company;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or

(iii)	give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or
(b)	the holding beneficially of more than 50% of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).
“CTA” means the Corporation Tax Act 2009.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:
(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:
(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for
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payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dormant Subsidiary” means a member of the Group which does not trade (and for the last 12 months has not traded) for itself or as agent for any person and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of US$1,000 or more (or its Base Currency Equivalent) or have liabilities in excess of US$1,000 (or its Base Currency Equivalent).

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Existing Security” means the security granted by members of the Group and listed in Schedule 14 (Existing Security).

“euro”, “EUR” and “€” means the single currency unit of the Participating Member States.

“Facility” means Facility A or Facility B.

“Facility A” means the term loan facility made available under this Agreement as described in sub-paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:
(a)	in relation to the Original Lender, the Total Facility A Commitments; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means each date set out in paragraph (a) of Clause 6.1 (Repayment of Loans).

“Facility B” means the term loan facility made available under this Agreement as described in sub-paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:
(a)	in relation to the Original Lender, the Total Facility B Commitments; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,
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to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Repayment Date” means each date set out in paragraph (b) of Clause 6.1 (Repayment of Loans).

“Facility Office” means:
(a)	in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
“Fee Letter” means:
(a)	any letter or letters dated on or about the date of this Agreement between the Arranger and the Parent or the Agent and the Parent or the Security Agent and the Parent setting out any of the fees referred to in Clause 13 (Fees); and

(b)	any agreement setting out fees payable to a Finance Party under any other Finance Document;
“Finance Document” means this Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Parent.

“Finance Lease” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Finance Party” means the Agent, the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) and meet any requirement for de-recognition under the Accounting Principles;

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);
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(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of:
(i)	an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition; or

(ii)	any liabilities of any member of the Group relating to any post-retirement benefit scheme;
(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount of any liability under an advance or deferred purchase agreement if:
(i)	one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)	the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;
(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.
“Financial Quarter” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 22.1 (Financial definitions).

“FSA” means the Financial Services Authority and any replacement of that authority which is responsible from time to time for the prudential supervision of insurers authorised in the United Kingdom.

“FSA Returns” means the documents required (taken together) to be filed by an insurer with the FSA under Rule 9.6(1) of IPRU(INS) or as may be defined in any rules amending or replacing it.

“FSA Rules” means the FSA’s Handbook of Rules and Guidance as amended, varied, substituted or replaced from time to time including, without limitation, GENPRU, IPRU(INS), INSPRU and SUP and including the rules of any other regulator which is responsible from time to time for the prudential supervision of insurers authorised in the United Kingdom.

“Funds Flow Statement” means a funds flow statement in the agreed form.

“GENPRU” means the General Prudential Sourcebook forming part of the FSA Rules.

“Gordian Memorandum” means the Enstar Australia Limited memorandum dated 26 October 2010, reference: Financial Report for the three months ended 30 September 2010.
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“Gordian Valuation” means the report by Ernst & Young dated 8 February 2010, addressed to Enstar Australia Limited and entitled ‘Gordian Run-Off Limited Valuation of Insurance Liabilities as at 31 December 2009’.

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Actuarial Report” means the report by Ernst & Young for the period ending 31 December 2009 and the draft report by Ernst & Young for the period ending 30 September 2010, in each case, relating to the Group.

“Group Capital Resources” means the group capital resources of the Parent, as calculated in accordance with INSPRU 6.1.36R or under any rules amending or replacing it.

“Group Capital Resources Report” means any group capital resources report submitted to the FSA in accordance with IPRU(INS), rule 9.40 or as may be defined in any rules amending or replacing it.

“Group Capital Requirement” means the group capital resources requirement of the Parent as calculated in accordance with INSPRU 6.1.33R or under any rules amending or replacing it.

“Group Structure Chart” means the group structure chart in Schedule 11 (Group Structure Chart).

“Guarantor” means an Original Guarantor or an Additional Guarantor unless it has ceased to be a Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“ICA Capital Requirement” means, in respect of an insurer, the amount of capital resources which the board of that insurer considers are required by that insurer in order to have a 99.5% confidence level over a one year timeframe that the value of assets of that insurer will exceed the value of its liabilities, determined in accordance with INSPRU 7, and, following the implementation of Solvency II, shall mean the SCR (as defined in Solvency II) of that insurer as supplemented by any additional capital resources identified as required by that insurer’s Own Risk and Solvency Assessment (as defined in Solvency II).

“ICG Capital Requirement” means, in respect of an insurer, the aggregate of: (a) the ICA Capital Requirement of that insurer; and (b) the amount of capital resources which the FSA indicates in any formal guidance given by it to that insurer or to any member of the Group that it considers that insurer should hold in addition to its ICA Capital Requirement, or which should be held by the Group as a whole in respect of that insurer in addition to that insurer’s ICA Capital Requirement, and, following the implementation of Solvency II, shall mean the aggregate of any capital add-ons (as defined in Solvency II) prescribed by the FSA or any other regulator in respect of that insurer.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Information Package” means the Reports, the Board Memorandum, the Gordian Memorandum and the Barclays Presentation.

“Intellectual Property” means:
(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions,
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confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Group (which may now or in the future subsist).
“INSPRU” means the Prudential Sourcebook for Insurers forming part of the FSA Rules.

“INSPRU(INS)” means the Interim Prudential Sourcebook for Insurers, forming part of the FSA Rules.

“Intercompany Loans” means those loans listed in Schedule 13 (Intercompany Loans) which are to be repaid with the proceeds of Facility A.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Investment Policy” means the Group’s investment policy as detailed in the document entitled ‘Investment Policy and Procedures, Version 8.0 — February 3, 2010”.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Knapton” means Knapton Holdings Limited a company registered in England and Wales with registered number 7014132.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

“Legal Reservations” means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
“Lender” means:
(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 25 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:
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(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the Base Reference Bank Rate, as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or a Facility B Loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to that reduction).

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formula).

“Margin” means 3.00 per cent per annum;

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.

“NAB Security” means the debenture dated 19 April 2010 and granted by Knapton Holdings Limited (registered in England and Wales with company number 7014132) in favour of National Australia Bank Limited.
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“New Lender” has the meaning given to that term in Clause 25 (Changes to the Lenders).

“Obligor” means the Parent, the Borrower, a Guarantor or a Chargor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Original Chargor” means the Parent and each Subsidiary of the Parent listed as an Original Chargor in Schedule 1 (The Original Obligors).

“Original Financial Statements” means:
(a)	in relation to the Parent, its consolidated audited financial statements for its Financial Year ended 31 December 2009;

(b)	in relation to each member of the Secured Group and each Original Obligor other than the Parent, its audited financial statements for its Financial Year ended 31 December 2009; and

(c)	in relation to any other Obligor, its audited financial statements delivered to the Agent as required by Clause 27 (Changes to the Obligors).
“Original Group” means each member of the Group as at the date of this Agreement.

“Original Group Financial Indebtedness” means any Financial Indebtedness incurred by a member of the Original Group prior to the date of this Agreement or any extension or refinancing of such indebtedness for the same or a lower amount.

“Original Group Security” means any security granted by a member of the Original Group prior to the date of this Agreement.

“Original Obligor” means the Borrower, an Original Guarantor or an Original Chargor.

“Parent CIGNA Guarantee” means a guarantee of up to US$68,000,000 given by the Parent in favour of the CIGNA Entities in respect of the reinsurance obligations of Fitzwilliam Insurance Limited under the CIGNA Reinsurance Arrangements.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, surrender, transfer or other disposal which, except in the case of paragraph (b) below, is on arm’s length terms:
(a)	of cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments; and

(c)	to which the Majority Lenders have given their prior written consent (and this may include consent to a transaction including shares in any member of the Group).
“Permitted Distribution” means:
(a)	the payment of a dividend to the Parent or any of its wholly owned Subsidiaries; and
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(b)	the payment of a dividend by the Parent provided that at the time such dividend is declared or paid, no Event of Default is continuing.
“Permitted Loan” means a loan made by a member of the Group to facilitate the transfer of any Capital Release Amount as required pursuant to Clause 23.28 (Transfer of Capital Release Amount), provided that such loan is subordinated to the Facilities on terms acceptable to the Agent.

“Permitted Security” means:
(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)	any cash collateral security granted by a member of the Secured Group in relation to letters of credit issued in respect of the obligations of that member of the Secured Group in relation to its contingent obligations in respect of potential claims under insurance contracts;

(c)	Original Group Security;

(d)	any Existing Security (in the case of Existing Security falling with Part 1 or Part 3 of Schedule 14 (Existing Security), until such time as the relevant Security is required to be discharged and released in accordance with Clause 23.29 (Conditions subsequent)) or Transaction Security;

(e)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Parent in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by the Parent; and

(f)	any security granted over the shares or any other ownership interest in a member of the Group that is not member of the Original Group or in any joint venture established after the date of this Agreement.
“Permitted Share Issue” means an issue of shares by a member of the Group which is a Subsidiary to its immediate Holding Company for non-cash consideration where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms.

“Permitted Transaction” means:
(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor or whose shares have not been charged or pledged by an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; or

(c)	transactions (other than (i) any sale, lease, licence, transfer or other disposal; and (ii) the granting or creation of Security, the incurring or permitting to subsist of Financial Indebtedness or the disposal of the shares, in each case, of any member of the Group), conducted in the ordinary course of trading on arm’s length terms.
“Pillar 1 Capital Requirement” means, in respect of an insurer, the capital resources requirement of that insurer as calculated under GENPRU 2.1, and, following the
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implementation of Solvency II, shall mean the SCR (as defined in Solvency II) of that insurer.

“Qualifying Lender” has the meaning given to that term in Clause 14 (Tax gross-up and indemnities).

“Quarter Date” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Quarterly Financial Statement” has the meaning given to that term in Clause 21 (Information undertakings).

“Quasi-Security” has the meaning given to that term in Clause 23.10 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:
(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:
(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.
“Relevant Period” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Reliance Parties” means the Agent, the Arranger, the Security Agent, the Original Lender and each person which becomes a Lender as a part of the primary syndication of the Facilities.

“Repayment Date” means a Facility A Repayment Date or a Facility B Repayment Date.
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“Repayment Instalment” means any one or more of the repayment instalments in relation to any Loan provided for in Clause 6.1 (Repayment of Loans).
“Repeating Representations” means each of the representations set out in Clause 20.2 (Status) to Clause 20.7 (Governing law and enforcement), Clause 20.11 (No default), paragraph (g) of Clause 20.12 (No misleading information), Clause 20.13 (Original Financial Statements), Clause 20.18 (Ranking) to Clause 20.20 (Legal and beneficial ownership) and Clause 20.26 (Centre of main interests and establishments).
“Reports” means the CIGNA Actuarial Report and the Group Actuarial Report.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Royston” means Royston Run-off Limited, a company incorporated under the laws of England and Wales whose registered office is at Avaya House, 2 Cathedral Hill, Guildford, Surrey, GU2 7YL with company number 06708757.
“Royston Facility Agreement” means the US$184,616,000 term facility agreement dated 3 October 2008 (as amended and restated on 4 August 2009 and made between, amongst others, Royston as borrower, National Australia Bank Limited Barclays Bank PLC as arrangers and National Australia Bank Limited as agent and security agent.
“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders.
“Secured Group” means each of:
(a)	those members of the Group listed in Part 1 (Members of the Secured Group whose shares are subject to Transaction Security) of Schedule 12 (The Secured Group);

(b)	those members of the Group listed in Part 2 (Members of the Secured Group whose shares are not subject to Transaction Security) of Schedule 12 (The Secured Group); and

(c)	those members of the Group whose shares are or are required to be subject to Transaction Security in favour of the Security Agent.
“Secured Parties” means each Finance Party, any Receiver or Delegate.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Solvency II” means the directive of The European Parliament and of the Council of the European Union made in 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II), or any implementing measures or guidance made or published thereunder.
“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).
“Sterling” and “£” means the lawful currency of the UK.
“Subsidiary” means an entity of which a person:
(a)	has direct or indirect Control; or
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(b)	owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership; or

(c)	is entitled to receive more than fifty per cent. (50%) of the dividends or distributions, and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time and disregarding, for the purpose of this definition, the fact that any shares in that entity may be held by way of security, that the beneficiary of the security (or its nominee) may be registered as a member of the relevant undertaking and/or that such beneficiary of the security (or its nominee) may be entitled to exercise voting powers and rights with respect to those charged shares.
“SUP” means the Supervision Manual forming part of the FSA Rules.
“TARGET 2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET 2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Termination Date” means the date falling 36 months from the date of this Agreement.
“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being US$115,000,000 at the date of this Agreement.
“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$52,100,000 at the date of this Agreement.
“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being US$62,900,000 at the date of this Agreement.
“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.
“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2(c) of Part 1A of Schedule 2 (Conditions precedent), any document required to be delivered to the Agent under paragraph 13 of Part 2 of Schedule 2 (Conditions precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.
“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.
“Transfer Date” means, in relation to an assignment or transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
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“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
“UK” means the United Kingdom of Great Britain and Northern Ireland.
“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.
“USD” “US$” and “US Dollar” means the lawful currency of the United States of America.
“Utilisation” means a Loan.
“Utilisation Date” means the date of a Utilisation being the date on which the relevant Loan is to be made.
“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests).
“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)	the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	“Barclays Corporate” means Barclays Corporate, the corporate banking division of Barclays Bank PLC;

(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented or extended (in any case, however fundamentally);

(vi)	“guarantee” means (other than in Clause 19 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“Guarantor”, “Original Guarantor”, “Additional Guarantor” and “this guarantee” shall not be construed restrictively and shall include the
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payment undertakings and indemnities contained in Clause 19 (Guarantee and indemnity);
(viii)	“wholly owned subsidiary” means a company or corporation that has no members except for:
(1)	another company or corporation and that other company’s or corporation’s wholly-owned subsidiaries; or

(2)	persons acting on behalf of that other company or corporation and that other company’s or corporation’s wholly-owned subsidiaries.
(ix)	“including” and “in particular” shall not be construed restrictively but shall mean “including without prejudice to the generality of the foregoing” and “in particular, but without limitation”;

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, trust, consortium or partnership (whether or not having separate legal personality);

(xii)	a “regulation” includes any regulation, rule, official directive, request, or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency or department of any regulatory, self-regulatory or other authority or organisation;

(xiii)	a statute, statutory instrument, rule, regulation or provision shall be construed as a reference to such statute, statutory instrument, rule, regulation or provision as the same may have been, or may from time to time be, amended or supplemented or replaced or extended (including by subordinate legislation) or, in the case of a statute, re-enacted; and

(xiv)	a time of day is a reference to London time.
(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)	Any consent, waiver or approval required from a Finance Party under a Finance Document must be in writing and will be of no effect if not in writing.

(f)	Reference to a monetary sum specified in the Base Currency in Clause 20 (Representations), Clause 21 (Information undertakings), Clause 22 (Financial covenants), Clause 23 (General undertakings) and/or Clause 24 (Events of Default) shall be deemed to include reference to the Base Currency Equivalent of such sum.
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1.3	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
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Section 2
The Facilities
2. The Facilities
2.1	The Facilities
(a)	Subject to the terms of this Agreement, the Lenders make available:
(i)	a Base Currency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(ii)	a Base Currency term loan facility in an aggregate amount equal to the Total Facility B Commitments.
(b)	The Facilities will be available to the Borrowers.
2.2	Finance Parties’ rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
2.3	Obligors’ Agent
(a)	Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)	the Parent on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make any agreements and to effect any amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the
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Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.
3. Purpose
3.1	Purpose
(a)	The Parent shall apply all amounts borrowed by it under Facility A towards repayment of the Intercompany Loans;

(b)	The Parent shall apply all amounts borrowed by it under Facility B:
(i)	in an amount of up to US$62,900,000 towards payment of the collateral trust deposit pursuant to the CIGNA Reinsurance Arrangements; or

(ii)	to the extent not required to be utilised pursuant to sub-paragraph (i) above (and in any event subject to a limit of US$2,900,000), towards general corporate and working capital purposes of the Group (but not towards acquisitions of companies, businesses or undertakings or prepayment of any Loan of the Intercompany Loans).
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4. Conditions of utilisation
4.1	Initial conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part 1A and Part 1B of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.
4.2	Further conditions precedent
Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)	in the case of the first Utilisation, all the representations and warranties in Clause 20 (Representations) or, in relation to any other Utilisation, the Repeating Representations, to be made by each Obligor are true;

(b)	none of the events described in Clause 12.2 (Market disruption) has occurred which has resulted in any Lender being unable to fund its participation in the proposed Utilisation; and

(c)	in relation to a Utilisation of Facility B for the purpose set out at Clause 3.1(b)(i) (Purpose) above, on or before the Utilisation Date for that Utilisation, the Agent
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has received all of the documents and evidence listed in Part 1B of Schedule 2 (Conditions precedent).
4.3	Maximum number of Utilisations
The Borrower (or the Obligors’ Agent) may not deliver a Utilisation Request if as a result of the proposed Utilisation:
(a)	two or more Facility A Loans would be outstanding; or

(b)	three or more Facility B Loans would be outstanding.
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Section 3
Utilisation
5. Utilisation — Loans
5.1	Delivery of a Utilisation Request
The Borrower (or the Obligors’ Agent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.
5.2	Completion of a Utilisation Request for Loans
(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Facility to be utilised and specified the purpose against which the Loan will be applied;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).
(b)	Only one Utilisation may be requested in each Utilisation Request.
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be the Base Currency.

(b)	Facility A shall be drawn in full in one Utilisation.

(c)	The amount of a proposed Utilisation in respect of Facility B shall be must be the amount specified in either sub-paragraph (b)(i) or (b)(ii) of Clause 3.1 (Purpose).
5.4	Lenders’ participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Facility.
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Section 4
Repayment, prepayment and cancellation
6. Repayment
6.1	Repayment of Loans
(a)	The Borrowers under Facility A shall repay the aggregate Loans in instalments by repaying on each Facility A Repayment Date an amount which reduces the Base Currency Amount of the outstanding aggregate Facility A Loans by the amount set out opposite that Facility A Repayment Date below:

Facility A Repayment Date	Repayment Instalment
The date falling 12 months from the date of this Agreement.	US$	17,366,666.66

The date falling 24 months from the date of this Agreement.	US$	17,366,666.67

The date falling 36 months from the date of this Agreement.	US$	17,366,666.67
(b)	The Borrowers under Facility B shall repay the aggregate Loans in instalments by repaying on each Facility B Repayment Date an amount which reduces the Base Currency Amount of the outstanding aggregate Facility B Loans by the amount set out opposite that Facility B Repayment Date below:

Facility B Repayment Date	Repayment Instalment
The date falling 12 months from the date of this Agreement.	US$	20,966,666.66

The date falling 24 months from the date of this Agreement.	US$	20,966,666.67

The date falling 36 months from the date of this Agreement.	US$	20,966,666.67
(c)	The Borrowers may not reborrow any part of a Facility which is repaid.
6.2	Effect of cancellation and prepayment on scheduled repayments and reductions
(a)	If the Obligors’ Agent cancels the whole or any part of the Facility A Commitments or Facility B Commitments in accordance with Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or if the Facility A Commitment or Facility B Commitment of any Lender is reduced under Clause 7.1 (Illegality) then the amount of the Repayment Instalment in relation to the relevant Facility for each Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(b)	If the Obligors’ Agent cancels the whole or any part of the Facility A Commitments or Facility B Commitments, in accordance with Clause 7.2 (Voluntary cancellation) then the amount of the Repayment Instalment in relation to the relevant Facility for
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each Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.
(c)	If any of the Facility A Loans or Facility B Loans are prepaid in accordance with Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or Clause 7.1 (Illegality) then the amount of the Repayment Instalment for the relevant Facility for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the relevant Loan prepaid.

(d)	If any of the Facility A Loans or Facility B Loans are prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loans) then the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce pro rata by the amount prepaid.
7. Illegality, voluntary prepayment and cancellation
7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:
(a)	that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Obligors’ Agent, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in the Utilisations on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Obligors’ Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).
7.2	Voluntary cancellation
The Obligors’ Agent may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$1,000,000) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.
7.3	Voluntary prepayment of Loans
(a)	The Borrower to which a Loan has been made may, if it or the Obligors’ Agent gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Loan by a minimum amount of US$1,000,000).
(b)	A Loan may only be prepaid after the last day of the Availability Period relating to the Facility (or, if earlier, the day on which the applicable Available Facility is zero).
7.4	Right of cancellation and repayment in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or
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(ii)	any Lender claims indemnification from the Obligors’ Agent or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15 (Increased Costs), the Obligors’ Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.
(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.
(c)	On the last day of each Interest Period which ends after the Obligors’ Agent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Obligors’ Agent in that notice), the Borrower shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.
8. Mandatory prepayment
8.1	Exit
(a)	Upon the occurrence of:
(i)	a Change of Control; or

(ii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions, the Parent and the Agent shall enter into good faith negotiations to determine how the Facilities can continue to remain outstanding and be made available by the Lenders. If no agreement is reached within 30 days of the Change of Control, the Facilities will be immediately cancelled and all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become due and payable 5 days after such cancellation.
9. Restrictions
9.1	Notices of cancellation or prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) (subject to the terms of those Clauses) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
9.2	Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
9.3	No reborrowing of Facilities
No Borrower may reborrow any part of a Facility which is prepaid.
9.4	Prepayment in accordance with Agreement
No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
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9.5	No reinstatement of Commitments
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
9.6	Agent’s receipt of Notices
If the Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) it shall promptly forward a copy of that notice or election to either the Obligors’ Agent or the affected Lender, as appropriate.
9.7	Effect of Repayment and Prepayment on Commitments
If all or part of a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Utilisation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this Clause 9.7 shall reduce the Commitments of the Lenders rateably under that Facility.
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Section 5
Costs of Utilisation
10. Interest
10.1	Calculation of interest
(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)	Margin;
(ii)	LIBOR; and

(iii)	Mandatory Cost, if any.
10.2	Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.
10.3	Default interest
(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.
(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent higher than the rate which would have applied if the overdue amount had not become due.
(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
10.4	Notification of rates of interest
The Agent shall promptly notify the Lenders and the relevant Borrower (or the Obligors’ Agent) of the determination of a rate of interest under this Agreement.
11. Interest Periods
11.1	Selection of Interest Periods and Terms
(a)	The Interest Period for a Loan shall be three Months.
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(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.
(c)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.
11.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
11.3	Consolidation Loans
If two or more Interest Periods:
(a)	relate to Loans made to the same Borrower; and
(b)	end on the same date,
those Loans will, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.
12. Changes to the calculation of interest
12.1	Absence of quotations
Subject to Clause 12.2 (Market disruption) if LIBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks.
12.2	Market disruption
(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin;

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 2 Business Days after the Quotation Day (or, if earlier, on the date falling 2 Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.
(b)	If:
(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR; or

(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.
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(c)	In this Agreement:
“Market Disruption Event” means:
(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Base Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR.
12.3	Alternative basis of interest or funding
(a)	If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.
(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.
12.4	Break Costs
(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.
(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
13. Fees
13.1	Arrangement fee
The Parent shall pay to the Arranger an arrangement fee in the amount, manner and at the times agreed in a Fee Letter.
13.2	Prepayment fee
If a prepayment is made in full under Clause 7.3 (Voluntary prepayment of Loans) as a result of a refinancing or proposed refinancing of the Facilities with a third party, the Parent shall pay with the proposed prepayment a fee in an amount equal to 1% per cent of the amount to be prepaid to the Agent for distribution to the Lenders.
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Section 6
Additional payment obligations
14.	Tax gross-up and indemnities

14.1	Definitions
(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:
(i)	a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(1)	a Lender:
(A)	which is a bank (as defined for the purpose of Section 879 of the ITA) making an advance under a Finance Document; or

(B)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(2)	a Lender which is:
(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:
(aa)	a company so resident in the United Kingdom; or

(bb)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(cc)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits
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(within the meaning of section 19 of the CTA) of that company; or
(3)	a Treaty Lender; or
(ii)	a building society (as defined for the purposes of Section 880 of the ITA) making an advance under a Finance Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:
(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means a Lender which:
(i)	is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected;
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest; and
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“UK Non-Bank Lender” means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.
Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of tax imposed by the United Kingdom, if on the date on which the payment falls due:
(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(2) of the definition of Qualifying Lender; and
(1)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(2)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(2) of the definition of Qualifying Lender and:
(1)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(2)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled
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the Parent to have formed a reasonable belief that the payment was an “exceptional payment” for the purpose of section 930 of the ITA; or
(iv)	the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.
(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)
(i)	Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction;

(ii)	Nothing in paragraph (i) above shall require a Treaty Lender to:
(1)	register under the HMRC DT Treaty Passport scheme;

(2)	apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or

(3)	file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) below or paragraph (a) of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation) and the Obligor making that payment has not complied with its obligations under paragraph (k) below or paragraph (b) of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation).
(h)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Parent by entering into this Agreement.

(i)	A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(j)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by notifying the Agent of its scheme reference number and its jurisdiction of tax residence.
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(k)	Where a Lender includes the indication described in paragraph (j) above in Part 2 of Schedule 1 (The Original Obligors), the Borrower shall, to the extent that that Lender is a Lender under a Facility made available to the Borrower pursuant to Clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(l)	If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) above or paragraph (a) of Clause 14.6 (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation.
14.3	Tax indemnity
(a)	The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(1)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:
(1)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(2)	would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied.
(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.
14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
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(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:
(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 14.5.

14.6	HMRC DT Treaty Passport scheme confirmation
(a)	A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate or Assignment Agreement which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate or Assignment Agreement.

(b)	Where a New Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate or Assignment Agreement the Borrower shall, to the extent that that New Lender becomes a Lender under a Facility which is made available to the Borrower pursuant to Clause 2.1 (The Facilities), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect and shall promptly provide the Lender with a copy of that filing.
14.7	Stamp taxes

The Parent shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.8	Value added tax
(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any
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VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 14.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).
15.	Increased Costs

15.1	Increased Costs
(a)	Subject to Clause 15.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:
(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
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15.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
15.3	Exceptions
(a)	Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
(b)	In this Clause 15.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).
16.	Other indemnities

16.1	Currency indemnity
(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2	Other indemnities

The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:
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(a)	the occurrence or continuance of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower (or the Obligors’ Agent on its behalf) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Obligors’ Agent.
16.3	Indemnity to the Agent

The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
16.4	Indemnity to the Security Agent
(a)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	the taking, holding, protection or enforcement of the Transaction Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.
(b)	The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.
17.	Mitigation by the Lenders

17.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
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17.2	Limitation of liability
(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
18.	Costs and expenses

18.1	Transaction expenses

The Parent shall promptly on demand pay the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, completion, syndication and perfection of:
(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security;

(b)	any other Finance Documents executed after the date of this Agreement; and

(c)	any advice received from Danish or Australian legal counsel in relation to the ability of the Finance Parties to appoint members and otherwise control any member of Secured Group.
18.2	Amendment costs

If:
(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.9 (Change of currency), the Parent shall in each case, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Security Agent’s ongoing costs
(a)	In the event of:
(i)	a Default;

(ii)	the Security Agent considering it necessary or expedient; or

(iii)	the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Parent shall, in each case, pay to the Security Agent any additional remuneration that may be agreed between them.
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(b)	If the Security Agent and the Parent fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.
18.4	Enforcement and preservation costs

The Parent shall, within three Business Days of demand, pay to the Arranger and each other Secured Party on a full indemnity basis the amount of all costs and expenses (including legal, valuation, accountancy and consulting fees and commission and out of pocket expenses) and any VAT thereon incurred by it in connection with the enforcement of or the preservation of or the release of any rights under any Finance Document or any of the documents referred to in such documents in any jurisdiction and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.
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Section 7
Guarantee and indemnity
19.	Guarantee and indemnity

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:
(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.
19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any
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formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any legal limitation, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension or restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or Security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or Security;

(f)	any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or Security;

(g)	the failure of any member of the Group to enter into or be bound by any Finance Document;

(h)	any action (or decision not to act) taken by a Finance Party (or any trustee or agent on its behalf) in accordance with Clause 19.7 (Appropriations); or

(i)	any insolvency, dissolution or similar proceedings or from any law, regulation or order.
19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
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(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.
19.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:
(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party;
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).

19.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:
(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or relate to the assets of the Retiring Guarantor.
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19.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.11	Guarantee limitations

With respect to any Additional Guarantor, this guarantee is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.
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Section 8
Representations, undertakings and Events of Default
20.	Representations

20.1	General
(a)	Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party in accordance with Clause 20.31 (Times when representations made).

(b)	For ease of reference only, the representations and warranties in this Clause 20 marked with an asterisk are the Repeating Representations.
20.2	*Status
(a)	It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
20.3	*Binding obligations

Subject to the Legal Reservations:
(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.
20.4	*Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:
(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument or would result in any liability on the part of a Finance Party to any third party or require the creation of any security interest over any asset in favour of a third party.
20.5	*Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.
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(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.
20.6	*Validity and admissibility in evidence
(a)	All Authorisations required:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect except any Authorisation referred to in Clause 20.9 (No filing or stamp taxes), which Authorisations will be promptly obtained or effected after the date of this Agreement.
(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect and are not likely to be revoked or materially adversely amended and no notice of an intention to terminate any such Authorisation has been received by any member of the Group.
20.7	*Governing law and enforcement
(a)	The law expressed to be the governing law in each Finance Document will be recognised and enforced in the Relevant Jurisdictions of each Obligor executing that Finance Document.

(b)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.
20.8	Insolvency
No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 24.8 (Creditors’ process), has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group and none of the circumstances described in Clause 24.6 (Insolvency) applies to any member of the Group.
20.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Transaction Security Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document.
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20.10	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:
(a)	a Qualifying Lender:
(i)	falling within paragraph (i)(1) of the definition of Qualifying Lender; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(2) of the definition of Qualifying Lender ; or

(iii)	falling within paragraph (ii) of the definition of Qualifying Lender or;
(b)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
20.11	*No default
(a)	No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.
20.12	No misleading information
Save as specifically disclosed in writing to the Agent and the Arranger in a separate disclosure letter prior to the date of this Agreement:
(a)	Any factual information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)	The Barclays Presentation has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Barclays Presentation have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Parent.

(c)	Any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(d)	The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.
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(e)	No event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(f)	All material information provided to a Finance Party by or on behalf of the Parent in connection with CIGNA and/or the CIGNA Reinsurance Arrangements on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(g)	*All other written information provided by any member of the Group (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.
20.13	*Original Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing to the contrary.

(b)	Its unaudited Original Financial Statements fairly represent its financial condition and results of operations for the relevant period unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(c)	Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(d)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(e)	The Original Financial Statements of the Parent do not consolidate the results, assets or liabilities of any person or business which does not form part of the Group.

(f)	Its most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):
(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the Barclays Presentation; and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.
(g)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared.
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(h)	Since the date of the most recent financial statements delivered pursuant to Clause 21.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.
20.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

20.15	No breach of laws
(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.
20.16	Taxation
(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of US$500,000 (or its equivalent in any other currency) or more.

(b)	No claims or investigations are being or are reasonably likely to be made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of US$500,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)	It is resident for Tax purposes only in the jurisdiction of its incorporation.
20.17	Security and Financial Indebtedness
(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Secured Group other than as permitted by this Agreement.

(b)	No Security or Quasi-Security exists over all or any of the Charged Property of any Obligor other than pursuant to this Agreement.

(c)	No member of the Secured Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

(d)	All of the Existing Security listed in Part 2 of Schedule 14 (Secured Group - Letter of credit / ordinary course security) relates to security granted in relation to letters of credit and was granted in the ordinary course of business.
20.18	*Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.
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20.19	*Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.20	*Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security to the Security Agent.

20.21	Shares

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

20.22	Intellectual Property

It and each of its Subsidiaries:
(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Barclays Presentation;

(b)	does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.
20.23	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects and shows the following information:
(i)	each member of the Group, including current name, its jurisdiction of incorporation and/or establishment, its shareholders and indicates whether a company is a Dormant Subsidiary or is not a company with limited liability; and

(ii)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.
20.24	Financial Year end

The end of the Financial Year for each member of the Group is 31 December.
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20.25	Disclosures and other documents

As at the date of delivery, the documents delivered to the Agent under any Finance Document by or on behalf of any Obligor (including pursuant to Clause 4.1 (Initial conditions precedent)) are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine), are up to date and in full force and effect (or if a copy, the original is up to date and in full force and effect) and have not been amended.

20.26	*Centre of main interests and establishments

In relation to each Obligor incorporated in a member state of the European Union, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

20.27	Insurance

There has been no non-disclosure, misrepresentation or breach of any term of any material insurance policy which would entitle any insurer to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any member of the Group.

20.28	Immunity
(a)	The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute private and commercial acts performed for private and commercial purposes.

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its Relevant Jurisdictions in relation to any Finance Document.
20.29	No adverse consequences
(a)	It is not necessary under the laws of its Relevant Jurisdictions:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.
(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.
20.30	Pensions
Each member of the Group is in compliance in all material respects with all applicable laws, regulations and contracts relating to the provision of pension schemes and any pension scheme(s) it operates or participates in. Each such pension scheme is fully
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funded based on the minimum funding requirement required by applicable law or regulation.

20.31	Times when representations made
(a)	All the representations and warranties in this Clause 20 are made by each Original Obligor on the date of this Agreement and with respect to the Information Package, on the date of this Agreement and on any later date on which the Information Package (or part of it) is released to the Arranger.

(b)	The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) to (e) of Clause 20.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(c)	All the representations and warranties in this Clause 20 except Clause 20.12 (No misleading information), Clause 20.23 (Group Structure Chart), Clause 20.25 (Disclosures and other documents) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(d)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.
21.	Information undertakings
The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
In this Clause 21:
“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).
“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 21.1 (Financial statements).
“Quarterly Management Accounts” means the management accounts of the Secured Group delivered pursuant to paragraph (c) of Clause 21.1 (Financial statements).
21.1	Financial statements
The Parent shall supply to the Agent in sufficient copies for all the Lenders:
(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:
(i)	its audited consolidated and unconsolidated financial statements for that Financial Year;

(ii)	the audited financial statements (consolidated if appropriate) of each member of the Secured Group for that Financial Year; and

(iii)	the audited financial statements of each Obligor for that Financial Year if requested by the Agent;
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(b)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its consolidated and unconsolidated financial statements for that Financial Quarter which shall include the Capital Release Schedule; and

(c)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years the management accounts of each member of the Secured Group (to include cumulative management accounts for the Financial Year to date).
21.2	Provision and contents of Compliance Certificate
(a)	The Parent shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants).

(c)	Each Compliance Certificate shall be signed by two directors one of whom must be the Chief Financial Officer of the Group and, if required to be delivered with the consolidated Annual Financial Statements of the Parent, shall be reported on by the Parent’s Auditors in the form agreed by the Parent and the Majority Lenders.
21.3	Requirements as to financial statements
(a)	The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that:
(i)	each set of Annual Financial Statements shall be audited by the Auditors;

(ii)	each set of Quarterly Financial Statements includes a cashflow forecast (comprising the Capital Release Schedule) in respect of the Group relating to the 12 month period commencing at the end of the relevant Financial Quarter; and

(iii)	each set of Quarterly Management Accounts is accompanied by:
(1)	a statement by the directors of the Parent commenting on the performance of the Group for the quarter to which the financial statement relate and the Financial Year to date and any material developments or material proposals affecting the Group or its business; and

(2)	a report setting out, in respect of each insurance company in the Group: (i) its capital resources; (ii) its Pillar 1 Capital Requirement; (iii) its ICA Capital Requirement; (iv) its ICG Capital Requirement; and (v) any deductions made from its capital resources when determining its compliance with its ICA Capital Requirement or its ICG Capital Requirement.
(b)	Each set of financial statements delivered pursuant to Clause 21.1 (Financial statements):
(i)	shall be certified by the Chief Financial Officer as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were
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drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)	in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the Chief Financial Officer comparing actual performance for the period to which the financial statements relate to:
(1)	the projected performance for that period set out in the Budget; and

(2)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and
(iii)	shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Barclays Presentation, unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:
(1)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Barclays Presentation was prepared; and

(2)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Barclays Presentation (in the case of the Parent) or that Obligor’s Original Financial Statements (in the case of an Obligor).
Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Barclays Presentation or, as the case may be, the Original Financial Statements were prepared.
(c)	If the Agent receives a report from the Parent’s Auditors pursuant to sub-paragraph (b)(iii) above, the Majority Lenders (in consultation with the Parent and the Auditors) may require such changes to the covenants set out in Clause 22 (Financial covenants) as are necessary solely to reflect the changes notified to them.

(d)	If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Parent, stating the questions or issues which the Agent wishes to discuss with the Auditors. In this event, the Parent must ensure that the Auditors are authorised (at the expense of the Parent):
(i)	to discuss the financial position of each member of the Group with the Agent on request from the Agent;

(ii)	to verify any financial information required by the Finance Documents to be provided to the Agent;
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(iii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request; and

(iv)	to verify any figures required to calculate the financial covenants in Clause 22 (Financial covenants).
(e)	If following discussions with the Parent’s Auditors pursuant to paragraph (d) above, the Majority Lenders (acting reasonably) remain concerned about the accuracy of the financial information supplied to them, they may require (at the Parent’s expense) an independent firm of accountants acceptable to the Majority Lenders to carry out an appropriate investigation and give a certificate satisfactory to the Majority Lenders concerning any matter referred to in sub-paragraph (d)(i) above or the calculation of any term defined in Clause 22.1 (Financial definitions).
21.4	Budget
(a)	The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event not less than 60 days after the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)	The Parent shall ensure that each Budget:
(i)	is in a format reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected financial covenant calculations, Capital Expenditure to be incurred and its anticipated timing and a Capital Release Schedule;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 21.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Parent.
(c)	If the Parent updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.
21.5	Annual Actuarial Report

The Parent shall supply to the Agent in sufficient copies for all of the Lenders, as soon as the same shall become available, but in any event not more than 60 days after the end of each of its Financial Years, an actuarial report provided by Ernst & Young in respect of each member of the Group.
21.6	Presentations

Once in every Financial Year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least two directors of the Parent (one of whom shall be the Chief Financial Officer) must give a presentation to the Finance Parties in London about the on-going business and financial performance of the Group.

21.7	Year-end
(a)	The Parent shall procure that the end of each Financial Year of each member of the Group falls on 31 December.

(b)	The Parent shall procure that each quarterly accounting period and each Financial Quarter of each member of the Group ends on a Quarter Date.
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21.8	Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)	at the same time as they are dispatched, copies of all documents dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent or any Obligors to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group other than in the ordinary course of business, and which, if adversely determined would involve a liability, or a potential or alleged liability, exceeding US$2,000,000 (or its equivalent in other currencies);

(c)	written notice of any business or transaction undertaken by the Borrower or any member of the Group involving (directly or indirectly) any of Sudan, Iran, Myanmar (Burma), Cuba, North Korea or Syria, to the extent possible in advance of, and in any event promptly upon, the Borrower or such member of the Group commencing such business or transaction, together with sufficient details of such business or transaction as the Lender may require to satisfy any sanctions-related laws, regulations or requirements to which it is subject;

(d)	promptly, copies of any correspondence, documentation or other communication dispatched by or to the FSA or other relevant regulatory body in respect of any member of the Group’s regulatory capital requirements;

(e)	within 10 business days of submission to the FSA by any insurance company in the Group, copies of: (i) FSA Returns; (ii) the Group Capital Resources Report; and (iii) Close Links Report;

(f)	promptly, copies of any agreement for the acquisition or disposal of a Subsidiary or for an insurance business transfer to or from any member of the Group, together with copies of all documents sent to policyholders in connection with any such insurance business transfer;

(g)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(h)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to senior management and an up to date copy of its Shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request.
21.9	Notification of default
(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
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21.10	“Know your customer” checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the nature of an Obligor’s business or in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 27 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.
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22.	Financial covenants
22.1	Financial definitions
“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles);

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.
“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).
“Consolidated Tangible Net Worth” means at any time, Total Shareholders Equity less Noncontrolling interest, each as set out in the most recently delivered financial statements of the Parent pursuant to paragraphs (a) and (b) of Clause 21.1 (Financial Statements).
“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.
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“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.
“Gearing Ratio” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to Consolidated Tangible Net Worth in respect of that Relevant Period.
“Intra-Group Indebtedness” means, in relation to a member of the Secured Group, the amount owed by it to any member of the Group (other than another member of the Secured Group) pursuant to any loan made by such other member of the Group.
“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.
“Relevant Period” means each period of 12 months ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each Financial Quarter.
“Total Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:
(a)	excluding any such obligations to any other member of the Group; and

(b)	including, in the case of Finance Leases only, their capitalised value, and so that no amount shall be included or excluded more than once.

“Working Capital” means, on any date, Current Assets less Current Liabilities.
22.2	Financial condition
The Parent shall ensure that:
(a)	Gearing

The Gearing Ratio shall not at anytime be more than 0.4:1.

(b)	Minimum Net Worth

Consolidated Tangible Net Worth shall not at any time be less than US$706,576,800.00.

(c)	Regulatory Cover
(i)	Each member of the Group will at all times hold capital resources which are not less than the amount that it is required to hold in accordance with applicable law and applicable rules and guidance given by any regulator, including, without limitation, its Pillar 1 Capital Requirement, its ICA Capital Requirement and its ICG Capital Requirement; and

(ii)	The Group Capital Resources of the Group are not less than the Group Capital Requirement.
(d)	Secured Group Cover

the ratio of :
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(1)	the aggregate of the total assets less total liabilities and (without double counting) Intra-Group Indebtedness of each member of the Secured Group (each as set out in the relevant financial statements of such member of the Secured Group), to

(2)	the amount of outstanding Loans,
shall not at any time be less than 2:1.
22.3	Financial testing
(a)	Subject to paragraph (b) below, the financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a), (b) and (c) of Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate).

(b)	When calculating the financial covenants in this Clause the effect of all transactions between members of the Group shall be eliminated to the extent not already netted out on consolidation.

(c)	No item shall be deducted or credited more than once in any calculation.

(d)	Where an amount in any financial statement or Compliance Certificate is not denominated in the Base Currency, it shall be converted into the Base Currency at the rate specified in the financial statements so long as such rate has been set in accordance with the Accounting Principles.

(e)	The financial covenants in Clause 22.2 (Financial condition) shall be tested as of the end of each Relevant Period.
23.	General undertakings
The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
Authorisations and compliance with laws
23.1	Authorisations
Each Obligor shall promptly:
(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to:
(iii)	enable it to perform its obligations under the Finance Documents;

(iv)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(v)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
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23.2	Compliance with laws

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3	Taxation
(a)	Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)	No member of the Group may change its residence for Tax purposes.
Restrictions on business focus
23.4	Merger

No Obligor shall (and the Parent shall ensure that no other member of the Original Group will) enter into (or agree to enter into) any amalgamation, demerger, merger, consolidation or corporate reconstruction other than (i) any solvent liquidation or reorganisation permitted by paragraph (b) of the definition of Permitted Transaction; and (ii) where the Parent or other member of the Original Group is the surviving entity.

23.5	Change of business or Investment Policy
(a)	The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, or the Group taken as a whole from that carried on at the date of this Agreement.

(b)	The Parent shall procure that:
(i)	no change is made to the Investment Policy in effect as at the date of this Agreement without the consent of the Agent; and

(ii)	that all investments made by the Group comply with the Investment Policy (upon making the investment and thereafter).
23.6	Acquisitions
(a)	Except as permitted under paragraph (b) below, the Parent shall not and shall ensure that no member of the Group will:
(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.
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(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company by the Parent or a Subsidiary that is not a member of the Secured Group, provided that, the Group’s aggregate net portfolio shall not at any time consist of a concentration of more than 40% of net loss reserves in relation to any business line.
23.7	Joint Ventures
(a)	Except as permitted under paragraph (b) below, the Parent shall not and shall ensure that no member of the Group will:
(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).
(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is entered into by the Parent or a Subsidiary that is not a member of the Secured Group, provided that, the Group’s aggregate net portfolio shall not at any time consist of a concentration of more than 40% of net loss reserves in relation to any business line.
Restrictions on dealing with assets and Security
23.8	Preservation of assets

Each Obligor shall (and the Parent shall ensure that each member of the Secured Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

23.9	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.10	Negative pledge
Except as permitted under paragraph (d) below:
(a)	No Obligor will create or permit to subsist any Security over any of the Charged Property.

(b)	The Parent shall ensure that no member of the Secured Group or the Original Group will create or permit to subsist any Security over any of its assets.

(c)	The Parent shall ensure that no member of the Secured Group will sell, transfer or otherwise dispose of any of its receivables.

(d)	The Parent shall ensure that no member of the Secured Group will:
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(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

(ii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iii)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. An arrangement or transaction referred to in paragraph (c) or in this paragraph (d) is termed “Quasi — Security".

(e)	Paragraphs (a) — (d) above do not apply to any Security or (as the case may be) Quasi-Security, which is given under the Finance Documents or to any Permitted Security.
23.11	Disposals
(a)	Except as permitted under paragraph (c) below, the Parent shall ensure that no member of the Secured Group will enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, licence, surrender, set-off or otherwise dispose of any asset, including tax assets.

(b)	No Obligor will enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, licence, surrender, set-off or otherwise dispose of any Charged Property.

(c)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:
(i)	a Permitted Disposal;

(ii)	a Permitted Transaction.
23.12	Arm’s length basis
(a)	Except as permitted by paragraph (b) below, the Parent shall ensure no member of the Secured Group will enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 23.12:
(i)	intra-Group transactions permitted under Clause 23.13 (Loans or credit);

(ii)	fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and

(iii)	any Permitted Transaction.
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Restrictions on movement of cash — cash out
23.13	Loans or credit
(a)	Except as permitted under paragraph (b) below, the Parent shall ensure that no member of the Secured Group will be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:
(i)	a Permitted Loan; or

(ii)	a Permitted Transaction which is referred to in paragraph (a) of the definition of that term.
23.14	No guarantees or indemnities
(a)	Except as permitted under paragraph (b) below, the Parent shall ensure that no member of the Secured Group will incur or allow to remain outstanding any guarantee, bond or indemnity in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is a Permitted Transaction which is referred to in paragraph (a) of the definition of that term.
23.15	Dividends and share redemption
(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):
(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.
(b)	Paragraph (a) above does not apply to:
(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (b) of the definition of that term).
(c)	Notwithstanding paragraph (b)(i) above, the Parent will only declare a dividend or other distribution in accordance with its distribution policy as notified to its shareholders in its Original Financial Statements.
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Restrictions on movement of cash — cash in
23.16	Financial Indebtedness
(a)	Except as permitted under paragraph (a) below, the Parent shall ensure that no member of the Original Group will incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:
(i)	Financial Indebtedness arising under the Finance Documents;

(ii)	The Parent CIGNA Guarantee and/or any other guarantee issued by the Parent in support of a reinsurance agreement entered into by a member of the Group that is not a member of the Original Group in the ordinary course of its business;

(iii)	Original Group Financial Indebtedness; or

(iv)	Financial Indebtedness incurred by a member of the Group to facilitate the transfer of any Capital Release Amount as required pursuant to Clause 23.28 (Transfer of Capital Release Amount), provided that the relevant loan is subordinated to the Facilities on terms acceptable to the Agent.
23.17	Share capital

No Obligor (other than the Parent) shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to a Permitted Share Issue.
Miscellaneous
23.18	Insurance
(a)	Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.
23.19	Pensions

The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are fully funded as required by applicable law or regulation and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

23.20	Access

Each Obligor shall, and the Parent shall ensure that each member of the Group will (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur), permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor to (a)
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the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with senior management.

23.21	Intellectual Property
(a)	Each Obligor shall and the Parent shall procure that each member of the Original Group will:
(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for its business;

(ii)	use reasonable endeavours (including the institution of legal proceedings) to prevent any infringement in any material respect of the Intellectual Property;

(iii)	immediately notify the Agent if it becomes aware of any infringement or challenge to the validity, enforceability or ownership of any Intellectual Property and supply the Security Agent with all information relating to it which is reasonably requested by the Agent;

(iv)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(v)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of that Intellectual Property or imperil the right of any member of the Group to use such property; and

(vi)	not discontinue the use of the Intellectual Property,
where failure to do so in the case of sub-paragraphs (i) and (ii) above, or, in the case of sub-paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

(b)	Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 23.21 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by paragraph (a) of the definition of Permitted Transaction.
23.22	Financial assistance

Each Obligor shall (and the Parent shall procure each member of the Group will) comply in all respects with all relevant financial assistance legislation in relevant jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

23.23	Group bank accounts

The Parent shall ensure that all bank accounts of the Secured Group shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party.

23.24	Treasury Transactions

The Parent will procure that no members of the Secured Group will enter into any Treasury Transaction, other than spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes.
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23.25	Further assurance
(a)	Each Obligor shall (and the Parent shall procure that each member of the Secured Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify and in such form as the Security Agent may reasonably require (in favour of the Security Agent or its nominee(s)) in order to:
(i)	perfect or protect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	confer on the Security Agent or confer on the Finance Parties, Security over any property and assets of that Obligor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)	Each Obligor shall (and the Parent shall procure that each member of the Secured Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.
23.26	Announcements

The Parent agrees that it will not make, or permit any of its officers or employees to make any press release or other media communication in connection with the Facilities which refers to any Finance Party without previously agreeing its contents with the Agent.

23.27	Regulatory Compliance

Each member of the Secured Group shall observe and comply with all applicable acts, byelaws, guidance and regulations (including, without limitation, under the Financial Services and Markets Act 2000 (and related subordinate legislation) and the FSA Handbook (as amended from time to time) and any conditions or requirements prescribed under any applicable acts, byelaws and regulations), the failure to observe or comply with which would reasonably be expected to have a Material Adverse Effect.

23.28	Transfer of Capital Release Amount

On each date on which the Capital Release Amount in relation to any member of the Secured Group is greater than zero, each Obligor shall (and shall procure that each member of the Group shall) procure that an amount equal to the relevant Capital Release Amount on that date is promptly transferred to the CRA Account of the Parent by way of dividend, loan or otherwise (subject to the other provisions of this Agreement).
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23.29	Conditions subsequent
(a)	The Parent shall deliver to the Agent a schedule detailing all Original Group Financial Indebtedness and all Original Group Security, by no later than 10 Business Days after the date of this Agreement.

(b)	The Parent shall deliver to the Agent evidence satisfactory to the Agent that all Existing Security listed in Part 3 of Schedule 14 Secured Group (Security to be released as a Condition Subsequent) has been fully discharged, by no later than 10 Business Days after the date of this Agreement.

(c)	The Parent shall (i) open CRA Accounts; and (ii) grant security in favour of and to the satisfaction of the Security Agent in respect of its CRA Accounts, by no later than 30 days after the date of this Agreement.

(d)	The Parent shall procure that Knapton accedes as an Additional Obligor, that the NAB Security is fully discharged and that Knapton grants security over its shares in Knapton Insurance Limited (registered in England and Wales with registered number 00014644) by no later than 60 days from the date of this Agreement.

(e)	The Parent shall procure that originals of all share certificates, transfers and stock transfer forms (all stock transfer forms to be executed by two directors or a director and the secretary of the company that owns the relevant shares but with the sections relating to the consideration and the transferee left blank) or equivalent, are duly executed by the relevant Obligor in relation to the assets subject to or expressed to be subject to the Transaction Security and provided to the Security Agent by no later than 7 Business Days after the date of this Agreement.
24.	Events of Default

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.18 (Acceleration).

24.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document in the manner in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error by a bank in the transmission of funds; or

(ii)	a Disruption Event; and
(b)	payment is made within three Business Days of its due date.
24.2	Financial covenants and other obligations

Any requirement of Clause 22 (Financial covenants) is not satisfied or an Obligor does not comply with the provisions of Clause 23.10 (Negative pledge), Clause 23.11 (Disposals), Clause 23.6 (Acquisitions), Clause 23.7 (Joint Ventures), Clause 23.13 (Loans or credit), Clause 23.14 (No guarantees or indemnities) and/or Clause 23.16 (Financial Indebtedness)
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24.3	Other obligations
(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days after the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the failure to comply.
24.4	Misrepresentation
(a)	Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)	No Event of Default under Clause (a) above will occur if the circumstances giving rise to the relevant misrepresentation are capable of remedy and are remedied within ten Business Days after the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the failure to comply.
24.5	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than:
(i)	US$10,000,000, in respect of the Parent;

(ii)	zero, in respect of the any member of the Secured Group or any Obligor; or

(iii)	US$5,000,000, in respect of any other member of the Group,
(or its Base Currency Equivalent in each case).
24.6	Insolvency
(a)	A member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by
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reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
24.7	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:
(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed before it is advertised and in any event within 14 days of commencement; or

(ii)	any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction.
24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of:
(i)	US$5,000,000, in respect of the Parent; or

(ii)	zero, in respect of the any member of the Secured Group or any Obligor, and is not discharged within seven days.

24.9	Unlawfulness and invalidity
(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.
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(b)	Any obligation or obligations of any Obligor under any Finance Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely effects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.
24.10	Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal which is a Permitted Disposal or a Permitted Transaction which is contemplated in paragraphs (a) or (b) of the definition of that term.
24.11	Change of ownership

An Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent except as a result of a disposal which is a Permitted Disposal.

24.12	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Parent.

24.13	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

24.14	Cessation of licences
(a)	The cessation, variation or imposition of limitations (for any reason) of any consent, authorisation, licence and/or exemption which is required to enable the Borrower or any Subsidiary to carry on its business, or the taking by any governmental, regulatory or other authority of any action in relation to the Borrower or any Subsidiary which could, in the Lender’s opinion, acting reasonably, have a material adverse effect on all or part of such business.

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within twenty Business Days of the earlier of (1) the Lender giving notice to the Borrower and (2) the Borrower becoming aware of the failure to comply.
24.15	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

24.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any
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member of the Group or its assets and which if successful would be reasonably likely to have a Material Adverse Effect.

24.17	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.18	Financial Services and Markets Act Sanctions

Any fine, levy or sanctions are imposed upon any member of the Secured Group by the FSA or under the Financial Services and Markets Act 2000 which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:
(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
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Section 9
Changes to Parties
25.	Changes to the Lenders

25.1	Assignments and transfers by the Lenders
(a)	Subject to this Clause 25 and to Clause 26 (Prohibition on Debt Purchase Transactions), a Lender (the “Existing Lender") may:
(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender").
25.2	Conditions of assignment or transfer
(a)	An Existing Lender may not make an assignment or transfer in accordance with Clause 25.1 (Assignments and transfers by the Lenders) without the prior consent of the Parent (not to be unreasonably withheld or delayed) unless the assignment or transfer is:
(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.
(b)	The consent of the Parent required pursuant to paragraph (a) above shall be deemed to have been given if no notice to the contrary is received by the Agent within 5 Business Days of the request.

(c)	An assignment will only be effective on:
(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)	the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(d)	A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
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(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (Increased Costs), then (unless the assignment, transfer or charge has been made in mitigation in accordance with Clause 17 (Mitigation by the Lenders)) the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities.

(f)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
25.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer:
(a)	to an Affiliate of a Lender;

(b)	to a Related Fund; or

(c)	made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,000.

25.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Finance Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and
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has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or reassignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
25.5	Procedure for transfer
(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 25.9 (Pro Rata Interest Settlement) on the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights, benefits and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights and benefits against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the
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Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
25.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 25.9 (Pro Rata Interest Settlement) on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)	Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).
25.7	Copy of Transfer Certificate or Assignment Agreement to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

25.8	Security Interests over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
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(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.
25.9	Pro Rata Interest Settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but including the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) until the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender, and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.
26.	Prohibition on Debt Purchase Transactions

The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

27.	Changes to the Obligors

27.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
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27.2	Additional Guarantors
(a)	Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 21.10 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)	A member of the Group shall become an Additional Guarantor and/or Additional Chargor if:
(i)	the Parent and the proposed Obligor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Obligor, each in form and substance satisfactory to the Agent.
(c)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent).

(d)	If any legal prohibition would prevent or limit a Subsidiary’s ability to become an Additional Guarantor and/or to enter into Transaction Security, the Obligors shall use their reasonable endeavours lawfully to overcome the prohibition.
27.3	Repetition of representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 20.31 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
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Section 10
The Finance Parties
28.	Role of the Agent, the Security Agent, the Arranger and others

28.1	Appointment of the Agent and Security Agent
(a)	Until such time (the “Agency Date”) as either a Lender assigns or transfers part, but not all, of its rights and obligations under the Finance Documents to a New Lender in accordance with Clause 25 (Changes to the Lenders), or there is more than one Lender as a result of an amendment and restatement of this Agreement, all references to the Agent in any Finance Document shall be construed as references to that Lender and the appointment of the Agent under Clause 28.1(b) and the provisions of Clause 28.17 (Agent’s and Security Agent’s management time) shall not take effect with respect to the Agent until the Agency Date. If on the Agency Date Barclays Bank PLC is not a Lender, Barclays Bank PLC may resign from its role as Agent in accordance with Clause 28.11(b) (Resignation of the Agent or the Security Agent), provided that such resignation shall be immediately effective and the appointment of the Agent under this Clause 28.11(b) and the provisions of Clause 28.17 (Agent’s and Security Agent’s management time) shall take effect with respect to the Agent upon the appointment of a successor Agent.

(b)	Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(c)	Each of the Lenders appoints the Security Agent to act as its agent and trustee under and in connection with the Finance Documents and the Charged Property.

(d)	Each of the Lenders authorises the Agent and the Security Agent to:
(i)	exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Finance Documents (to which the Agent or the Security Agent, as applicable, is expressed to be a party) and all other documents that may be approved by (in the case of the Agent) the Majority Lenders or (in the case of the Security Agent) the Agent, for execution by it.
28.2	Duties of the Agent and Security Agent
(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party excluding, for the avoidance of doubt, any Fee Letter.

(b)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly
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notify the other Finance Parties. Neither the Agent nor the Security Agent is obliged to monitor or enquire whether a Default has occurred.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent shall promptly send the Security Agent such certification as the Security Agent may require from time to time pursuant to Schedule 10 (Security provisions).

(g)	The Agent shall provide to the Parent within 5 Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)	The Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
28.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4	No fiduciary duties
(a)	Nothing in this Agreement constitutes the Agent, the Arranger, the Security Agent (save in relation to the Charged Property and as expressly provided in Schedule 10 (Security provisions) and the Transaction Security Documents).

(b)	None of the Agent, the Security Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
28.5	Business with the Group

The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6	Rights and discretions
(a)	The Agent and the Security Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
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(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and
(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	Each of the Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	Each of the Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.
(e)	Each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(f)	The Agent may execute on behalf of the Finance Parties any document expressed by any Finance Document to be executed by the Agent on their behalf.
(g)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(h)	The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 12.2 (Market disruption).
28.7	Majority Lenders’ instructions
(a)	Unless a contrary indication appears in a Finance Document:
(i)	the Agent shall:
(1)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and
(2)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders; and
(ii)	the Security Agent shall:
(1)	exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by
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the Agent (or, if so instructed by the Agent, refrain from exercising any right, power, authority, or discretion vested in it as Security Agent); and
(2)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Agent;
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders (in the case of the Agent) or the Agent (in the case of the Security Agent) will be binding on all the Finance Parties.
(c)	Any Lender may by notice to the Agent divide its Utilisations or Commitments into separate amounts to reflect sub-participation or similar transactions and may require the Agent to count such separate amounts individually in calculating the composition of the Majority Lenders.
(d)	Each of the Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) (in the case of the Agent) or the Agent (in the case of the Security Agent) or under sub-clause (e) below until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) (in the case of the Agent) or the Agent (in the case of the Security Agent), each of the Agent and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
(f)	Neither the Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.
28.8	Responsibility for documentation
None of the Agent, the Arranger or the Security Agent:
(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents;
(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or
(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
28.9	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 31.10 (Disruption to payment systems etc.)), neither the
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Agent nor the Security Agent will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.
(b)	No Party (other than the Agent or the Security Agent (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent, in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
(c)	Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.
(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent or the Arranger.
28.10	Lenders’ indemnity to the Agent and the Security Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent (as applicable) (otherwise than by reason of the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct) (or in the case of any costs, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Security Agent’s (as applicable) negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent or the Security Agent (as applicable) has been reimbursed by an Obligor pursuant to a Finance Document).
28.11	Resignation of the Agent or the Security Agent
(a)	The Agent or the Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.
(b)	Alternatively the Agent or the Security Agent may resign by giving 30 days notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent or Security Agent (as applicable).
(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent (as the case may be) in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as the case may be) (after consultation with the Parent) may appoint a successor Agent or
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Security Agent (as the case may be) (acting through an office in the United Kingdom).
(d)	If the Agent or the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent or Security Agent (as the case may be) and the Agent or Security Agent (as the case may be) is entitled to appoint a successor Agent or Security Agent (as the case may be) under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent or Security Agent (as the case may be) to become a party to this Agreement as Agent or Security Agent (as the case may be) agree with the proposed successor Agent or Security Agent (as the case may be) amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent or Security Agent (as the case may be) consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee or security agency fee (as applicable) payable under this Agreement which are consistent with the successor Agent’s or Security Agent’s (as the case may be) normal fee rates and those amendments will bind the Parties.
(e)	The retiring Agent or Security Agent (as the case may be) shall, at its own cost, make available to the successor Agent or Security Agent (as the case may be) such documents and records and provide such assistance as the successor Agent or Security Agent (as the case may be) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as the case may be) under the Finance Documents.
(f)	The Agent’s or Security Agent’s (as applicable) resignation notice shall only take effect upon the appointment of a successor.
(g)	Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
28.12	Replacement of the Agent or the Security Agent
(a)	After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent or the Security Agent (as applicable) replace the Agent or Security Agent (as applicable) by appointing a successor Agent or Security Agent (as the case may be) (acting through an office in the United Kingdom).
(b)	The retiring Agent or the Security Agent (as the case may be) shall (at the expense of the Lenders) make available to the successor Agent or Security Agent (as the case may be) such documents and records and provide such assistance as the successor Agent or Security Agent (as applicable) may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
(c)	The appointment of the successor Agent or Security Agent (as the case may be) shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent or Security Agent (as applicable). As from this date, the retiring Agent or Security Agent (as the case may be) shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28 (and any agency fees or security agency fees
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(as applicable) for the account of the retiring Agent or Security Agent (as the case may be) shall cease to accrue from (and shall be payable on) that date).
(d)	Any successor Agent or Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(e)	At any time after the appointment of a successor Security Agent, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or to its nominee, as it may direct) any Charged Property vested in the retiring Security Agent pursuant to the Transaction Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed, at the cost of the retiring Security Agent.
28.13	Confidentiality
(a)	In acting as agent for the Finance Parties, each of the Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as the case may be) shall not be deemed to have notice of it.
(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor the Security Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information, or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
(d)	Notwithstanding that the Agent and the Security Agent may from time to time be the same person, the Agent and the Security Agent have entered into the Finance Documents in their separate capacities as Agent and Security Agent, provided that, where any Finance Documents provides for the Agent or the Security Agent to communicate with or provide instructions to the other, while the two agents are the same person, it will not be necessary for there to be any such formal communication or instructions notwithstanding that the Finance Documents provide in certain cases for the same to be in writing.
28.14	Relationship with the Lenders
(a)	Subject to Clause 25.9 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
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(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).
(c)	Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.
(d)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and paragraph (a) (iii) of Clause 33.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
28.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(d)	the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
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28.16	Base Reference Banks
If a Base Reference Bank (or, if a Base Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank.
28.17	Agent’s and Security Agent’s management time
Any amount payable to the Agent or the Security Agent under Clause 16.3 (Indemnity to the Agent), Clause 16.4 (Indemnity to the Security Agent), Clause 18 (Costs and expenses) and Clause 28.10 (Lenders’ indemnity to the Agent and the Security Agent) shall include the cost of utilising the Agent’s or the Security Agent’s (as applicable) management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent (as applicable) may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent or the Security Agent (as applicable) under Clause 13 (Fees).
28.18	Deduction from amounts payable by the Agent or the Security Agent
If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as applicable) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as applicable) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
28.19	Reliance and engagement letters
Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
28.20	Security provisions
The provisions of Schedule 10 (Security provisions) shall bind each Party.
29.	Conduct of business by the Finance Parties
No provision of any Finance Document will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
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30.	Sharing among the Finance Parties
30.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:
(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(iii)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).
30.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
30.3	Recovering Finance Party’s rights
On a distribution by the Agent under Clause 30.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
30.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and
(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
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30.5	Exceptions
(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified the other Finance Party of the legal or arbitration proceedings; and
(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
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Section 11
Administration
31.	Payment mechanics
31.1 Payments to the Agent
(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.
31.2	Distributions by the Agent or the Security Agent
Each payment received by the Agent or the Security Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) be made available by the Agent or the Security Agent (as applicable) as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent or the Security Agent (as applicable) by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).
31.3	Distributions to an Obligor
The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
31.4	Clawback
(a)	Where a sum is to be paid to the Agent or the Security Agent (as applicable) under the Finance Documents for another Party, the Agent or the Security Agent (as applicable) is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	If the Agent or the Security Agent (as applicable) pays an amount to another Party and it proves to be the case that the Agent or the Security Agent (as applicable) had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent or the Security Agent (as applicable) shall on demand refund the same to the Agent or the Security Agent (as applicable) together with interest on that amount from the date of payment to the date of receipt by the Agent or the Security Agent (as applicable), calculated by the Agent to reflect its cost of funds.
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31.5	Partial payments
(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
31.6	Set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
31.7	Business Days
(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.8	Currency of account
(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)	A repayment of an Utilisation or Unpaid Sum or a part of an Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.
(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
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(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.
31.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.
31.10	Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:
(a)	the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;
(b)	the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)	any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);
(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10; and
(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
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32.	Set-off
(a)	A Finance Party may set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. No security interest is created by this Clause 32.
33.	Notices
33.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
33.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of the Parent, that identified with its name below;
(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.
33.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.
(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).
(c)	All notices from or to an Obligor shall be sent through the Agent.
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(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors or any other member of the Group party to a Finance Document.
33.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.
33.5	Electronic communication
(a)	Any communication to be made between the Agent or the Security Agent and another Finance Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Finance Party:
(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(iii)	notify each other of any change to their address or any other such information supplied by them.
(b)	Any electronic communication made between the Agent or the Security Agent and a Finance Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Finance Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.
33.6	Use of websites
(a)	The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:
(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a printable format or otherwise capable of being downloaded by the relevant Website Lender and is in a format previously agreed between the Parent and the Agent.
If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.
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(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.
(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Parent notifies the Agent under sub-paragraph (i) or sub-paragraph (v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within 10 Business Days.
33.7	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
34.	Calculations and certificates
34.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
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34.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
34.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
35.	Partial invalidity
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
36.	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
37.	Amendments and waivers
37.1	Required consents
(a)	Subject to Clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.
(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.
(c)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.
37.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	the definitions of “Majority Lenders” in Clause 1.1 (Definitions);
(ii)	an extension to the date of payment of any amount under the Finance Documents, but not an extension which results from an amendment to or waiver of the provisions of Clause 8 (Mandatory prepayment) provided that the amendment or waiver does not involve a change to the application of proceeds between the Facilities;
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(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(iv)	a change in currency of payment of any amount under the Finance Documents;
(v)	an increase in or an extension of any Commitment or the Total Commitments;
(vi)	a change to the Borrowers or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);
(vii)	any provision which expressly requires the consent of all the Lenders;
(viii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 8 (Mandatory prepayment), Clause 25 (Changes to the Lenders) or this Clause 37;
(ix)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(1)	the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity);
(2)	the Charged Property; or
(3)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of paragraph (2) and paragraph (3) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);
(x)	the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;
(xi)	any extension of an Availability Period,
shall not be made without the prior consent of all the Lenders,
(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or the Security Agent may not be effected without the consent of the Agent, the Arranger or the Security Agent.
38.	Confidentiality

38.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
38.2	Disclosure of Confidential Information
Any Finance Party may disclose:
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(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (d) of Clause 28.14 (Relationship with the Lenders));
(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b(i) or (b)(ii) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction, any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security Interests over Lenders’ rights);
(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(viii)	who is a Party; or
(ix)	with the consent of the Parent;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(1)	in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no
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requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(2)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(3)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)	to any person appointed by that Finance Party or by a person to whom sub paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;
(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
38.3	Disclosure to numbering service providers
(a)	The Agent may disclose to any national or international numbering service provider appointed by the Agent to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information.
(i)	names of Obligors;
(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;
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(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	changes to any of the information previously supplied pursuant to sub paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between the Agent and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	The Parent represents that none of the information set out in sub-paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Agent shall notify the Parent and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
38.4	Entire agreement
This Clause 38 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
38.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
38.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent of the circumstances of any disclosure by it of Confidential Information made pursuant to sub-paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function.
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38.7	Continuing obligations
The obligations in this Clause 38 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:
(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
39.	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
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Section 12
Governing law and enforcement
40.	Governing law

This Agreement and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement shall be governed by, construed and take effect in accordance with English law.

41.	Enforcement

41.1	Jurisdiction of English courts
(a)	The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise in any way whatsoever out of or in connection with the Finance Documents (including a dispute regarding the existence, validity or termination of any Finance Document or any claim for set-off) or the legal relationships established by any Finance Document (a “Dispute”), only where such Dispute is the subject of proceedings commenced by an Obligor.

(b)	Where a Dispute is the subject of proceedings commenced by one or more Finance Parties, the Finance Parties are entitled to bring such proceedings in any court or courts of competent jurisdiction (including but not limited to the courts of England). If any Obligor raises a counter-claim in the context of proceedings commenced by one or more Finance Parties, that Obligor shall bring such counter-claim before the court seized of the Finance Party’s claim and no other court.

(c)	The commencement of legal proceedings in one or more jurisdictions shall not, to the extent allowed by law, preclude the Finance Parties from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not.

(d)	To the extent allowed by law, each Obligor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal proceeding, and any claim it may now or hereafter have that any such legal proceeding has been brought in an inappropriate or inconvenient forum.
41.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(a)	irrevocably appoints Enstar (EU) Limited (registered in England and Wales with registered number 03168082) at its registered office at the date of this Agreement (or such other address in England and Wales as the Parent may notify to the Agent in writing) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)	if any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, Enstar (EU) Limited (on behalf of all the Obligors) must immediately (and in any event within 5 Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.
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41.3	Waiver of immunity

Each Obligor (to the fullest extent permitted by law) irrevocably and unconditionally:
(a)	agrees not to claim any immunity from proceedings brought against it by any Finance Party in relation to any Finance Document, and to ensure that no such claim is made on its behalf;

(b)	waives all rights of immunity in respect of it or its assets; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
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Schedule 1
The Original Obligors

Registration number (or equivalent, if any) and
Name of Original Guarantor	jurisdiction of incorporation
Enstar Group Limited	Bermuda — 30916
Hillcot Holdings Limited	Bermuda — 32870
Virginia Holdings Limited	Bermuda — 37001
Revir Limited	Bermuda — 28913
Kenmare Holdings Limited	Bermuda — 30917
Cavell Holdings Limited	England and Wales — 1095628
Flatts Limited	England and Wales — 6239044

Registration number (or equivalent, if any) and
Name of Original Chargor	jurisdiction of incorporation
Enstar Group Limited	Bermuda — 30916
Hillcot Holdings Limited	Bermuda — 32870
Virginia Holdings Limited	Bermuda — 37001
Revir Limited	Bermuda — 28913
Kenmare Holdings Limited	Bermuda — 30917
Cavell Holdings Limited	England and Wales — 1095628
Flatts Limited	England and Wales — 6239044
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Schedule 2
Conditions precedent
Part 1A
Conditions precedent to first Utilisation
1.	Obligors
(a)	A copy of the constitutional documents of the Parent and of each other Original Obligor with such amendments as the Security Agent may reasonably request.

(b)	A copy of a resolution of the board of directors or if applicable, a committee of the board (at which the finance director shall be present) of each Original Obligor:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.
(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing the committee referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(e)	A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(f)	A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor approving the terms of the resolution referred to in paragraph (e) above.

(g)	A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(h)	A certificate of an authorised signatory of the Parent or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(i)	A certificate of an authorised signatory of each Obligor incorporated in a jurisdiction other than England and Wales stating that such Obligor is not
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registered in the UK as an overseas company with a UK establishment under the Overseas Companies Regulations 2009.
2.	Finance Documents
(a)	This Agreement executed by members of the Group party to this Agreement.

(b)	The Fee Letters executed by the Parent.

(c)	At least two originals of each of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

Name of Original Obligor	Transaction Security Document	Governing law of document
Each Original Guarantor	Share Pledge	English

Enstar Group Limited	Share Pledge over the ordinary shares in Cumberland Holdings Limited	Bermudan
(d)	Any document or information required to be delivered to the Agent or the Security Agent on or prior to the date of first utilisation under this Agreement pursuant to the terms of any Transaction Security Document and not otherwise specifically referred to in this Schedule.
3.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lender and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities.
(a)	A legal opinion of Hogan Lovells International LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)	A legal opinion of Appleby, legal advisers to the Agent and Arranger as to Bermudan law substantially in the form distributed to the Original Lender prior to signing this Agreement.
4.	Other documents and evidence
(a)	Evidence that any process agent referred to in Clause 41.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)	The Group Structure Chart.

(c)	The Budget.

(d)	The Reports.

(e)	A copy, certified by an authorised signatory of the Parent to be a true copy, of the Original Financial Statements of each Obligor.

(f)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions
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contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(g)	Any information and evidence in respect of any Obligor or shareholders required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other checks which it is required to carry out in relation to such person.
5.	Miscellaneous
(a)	A Funds Flow Statement.

(b)	Evidence that the fees, costs and expenses then due from the Parent pursuant to Clause 13 (Fees), Clause 14.7 (Stamp taxes) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(c)	Evidence satisfactory to the Agent that the amount available to Royston under the Royston Facility Agreement has been reduced to no greater than $35,000,000 and that the FSA has approved any related Capital Release Amount.

(d)	Evidence that the Intercompany Loans will be repaid with the proceeds of Facility A.
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Part 1B
Conditions precedent relating to the CIGNA Reinsurance Arrangements
1.	An extract from the board resolution of the Parent confirming approval for the CIGNA Reinsurance Arrangements and the management report referred to in 2 below.

2.	A copy of the report by the management of the Parent detailing the commercial rationale for the CIGNA Reinsurance Arrangements.

3.	Evidence that no other debt or contingent liability (other than the Parent CIGNA Guarantee) will be incurred to fund and/or support the CIGNA Reinsurance Arrangements.

4.	Evidence that, following completion of the CIGNA Reinsurance Arrangements, the Group Capital Resources will be not less than the Group Capital Requirement.

5.	Evidence that, following the CIGNA Reinsurance Arrangements, the capital resources of any insurance company in the Group of which CIGNA will be a Subsidiary will be not less than the amount that it is required to hold in accordance with applicable law and applicable rules and guidance given by any regulator, including, without limitation, its Pillar 1 Capital Requirement, its ICA Capital Requirement and its ICG Capital Requirement.

6.	A breakdown of the CIGNA investment portfolio.
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Part 2
Conditions precedent required to be delivered by an Additional Obligor
1.	An Accession Deed executed by the Additional Obligor and the Parent.

2.	A copy of the constitutional documents of the Additional Obligor, with such amendments as the Agent may reasonably require.

3.	A copy of a resolution of the board of directors of the Additional Obligor (at which the finance director shall be present):
(a)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Parent to act as its agent in connection with the Finance Documents.
4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	A copy of a special resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.	A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 5 above.

7.	A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

9.	A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.	If available, the latest audited financial statements of the Additional Obligor.

11.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:
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(a)	A legal opinion of Hogan Lovells International LLP as advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.

(b)	If the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 20.25 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

(c)	If an Obligor or Additional Obligor (as the case may be) grants security over the shares it owns in a Subsidiary where that Subsidiary is incorporated in a different jurisdiction from the jurisdiction of that Chargor, legal opinions of the legal advisers to the Agent:
(i)	in the Applicable Jurisdiction for the relevant Transaction Security Document; and

(ii)	in the jurisdiction where the relevant Obligor or Additional Obligor is incorporated, or has its centre of main interests or “establishment” (as applicable).
12.	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 41.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

13.	The Transaction Security Documents or other security documents which are required by the Agent to be executed by the proposed Additional Obligor.

14.	Any notices or documents (including title deeds) required to be given or executed under the terms of those security documents.

15.	Share certificates and stock transfer forms executed in blank (as described in paragraph 2(d) of Part 1A of this Schedule) as required by any security document.

16. (a)	In relation to Additional Obligors incorporated in England and Wales or Scotland, evidence that members of the Group incorporated in England and Wales or Scotland have done all that is necessary (including, without limitation, by re-registering as a private company) to ensure that the relevant Additional Obligor can enter into the Finance Documents and perform its obligations under the Finance Documents without breach of any applicable financial assistance or capital maintenance laws. Such evidence shall include copies of board and special resolutions for each relevant Additional Obligor and copies of the registers of directors and shareholders of each relevant Additional Obligor.
(b)	If the Additional Obligor is not incorporated in England and Wales or Scotland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor:
(i)	has complied with any law in its jurisdiction relating to financial assistance or analogous process; and
Hogan Lovells

(ii)	has not registered an establishment in the UK under the Overseas Companies Regulations 2009 (SI 2009/1801) as at the date on which it has executed any Transaction Security Document, or if it has, evidence of the registered UK establishment’s full name and registered number.
17.	Evidence that all necessary or desirable Authorisations from any government authority or other regulatory body in connection with the entry into and performance of the transactions contemplated by the Accession Deed or any Finance Document to which the Additional Obligor is party or for the validity or enforceability of any of those documents have been obtained and are in full force and effect, together with certified copies of those obtained.

18.	A certificate of the Parent confirming that no Default is continuing or would occur as a result of the Additional Obligor executing the Accession Deed or the Finance Documents to which it is party.

19.	Such other information or documents that the Agent may reasonably require, including any information and evidence in respect of the Additional Obligor required by any Finance Party to enable it to be satisfied with the results of all “know your customer” or other checks which it is required to carry out in relation to such Obligor.

20.	A copy of the register listing the directors of the Additional Obligor.
Hogan Lovells

Schedule 3
Requests
Utilisation Request — Loans
From: [Borrower] [Obligors’ Agent]*
To: [Agent]
Dated:
Dear Sirs
[Parent] — Senior Facilities Agreement dated [ *** ] (the “Facilities Agreement”)
1.	We refer to the Facilities Agreement. This is an Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.	We wish to borrow a Loan on the following terms:

(a)	Borrower:	[ *** ]

(b)	Proposed Utilisation Date:	[ *** ] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised:	[Facility A]/[Facility B]**

(d)	Currency of Loan:	[ *** ]

(e)	Amount:	[ *** ] or, if less, the Available Facility

(f)	Interest Period:	[ *** ]

(g)	The purpose for which the Loan will be borrowed:	[ *** ]
3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request [*** and confirm that no debt or contingent liability (other than the Parent CIGNA Guarantee) will be incurred to fund and/or support the CIGNA Reinsurance Arrangements ***]***.

4.	[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.
Yours faithfully

/s/
authorised signatory for

[the Parent on behalf of] [insert name of relevant Borrower]/[insert name of Borrower]*

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the obligors’ Agent.

**	Select the Facility to be utilised and delete references to the other Facilities.

***	To be included for a Loan for the purpose set out in Clause 3.1(b)(i).
Hogan Lovells

Schedule 4
Mandatory Cost Formula
1.	The Mandatory Cost is an addition to the interest rate to compensate the Lenders for the cost of compliance with:
(a)	the requirements of the Bank of England and/or the FSA (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.
2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loans) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a Sterling Loan:	per cent per annum

(b)	in relation to a Loan in any currency other than sterling:	per cent per annum
where:
A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 10.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.
Hogan Lovells

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the FSA, supply to the Agent, the rate of charge payable by that Reference Bank to the FSA pursuant to the Fees Rules in respect of the relevant financial year of the FSA (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:
(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.
Hogan Lovells

11.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.	The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the FSA or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.
Hogan Lovells

Schedule 5
Form of Transfer Certificate

To:	[ *** ] as Agent and [ ] as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:
[Parent] — Senior Facilities Agreement dated [ *** ] (the “Facilities Agreement”)
1.	We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Facilities Agreement:
(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer) [OR] [ *** Each Existing Lender listed in Part 1 of the Schedule transfers by novation to each New Lender listed in Part 2 of the Schedule that portion of the outstanding Loans and Commitments in accordance with Clause 25.5 (Procedure for transfer), such that:
(i)	each New Lender will become a Lender under the Agreement with the respective Commitment and portion of outstanding Loans set out opposite its name in Part 3 of the Schedule; and

(ii)	each Existing Lender’s Commitment and portion of outstanding Loans will be reduced to the amounts set out opposite its name in Part 3 of the Schedule. *** ][1]
(b)	The proposed Transfer Date is [ *** ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.
3.	[ *** The/Each *** ] New Lender expressly acknowledges the limitations on the Existing Lender[’s][s’] obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:
(a)	[a Qualifying Lender falling within paragraph (i)(1) or paragraph (ii) of the definition of Qualifying Lender;]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].
5.	[ *** The/Each New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

[1]	This option is for use when there is to be a global transfer certificate.
Hogan Lovells

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. *** ]

(d)	[The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [insert jurisdiction of tax residence], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent that the Borrower must, to the extent that the New Lender becomes a Lender under a Facility which is made available to the Borrower pursuant to Clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date. [2]
6.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.	The New Lender confirms that it [is/is not] a Non-Acceptable L/C Lender[3]

8.	For the purpose of Clause 33.6 (Use of websites) the New Lender is a [ *** Website Lender *** ] [ *** Paper Form Lender *** ] OR [ *** each New Lender specifies in Part 4 of the Schedule opposite its name whether it is a Website Lender or a Paper Form Lender *** ].

9.	This Agreement and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement shall be governed by, construed and take effect in accordance with English law.

10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

[2]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

[3]	Include only if the transfer includes the transfer of a RCF commitment/participation.
Hogan Lovells

The Schedule
Commitment/rights and obligations to be transferred
[ *** insert relevant details *** ]
[ *** Facility Office address, fax number and attention details for notices and account details for payments *** ]

[Existing Lender]	[New Lender]

By:	By:
This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [     ].
[Agent]
By:
[Security Agent]
By:
[ *** OR FOR GLOBAL TRANSFER CERTIFICATES *** ]
Part 1
The Existing Lenders
[ *** ]
[ *** ]
[ *** ]
Part 2
The New Lenders
[ *** ]
[ *** ]
[ *** ]
Hogan Lovells

Part 3
Details of portion of outstanding Utilisations and Commitment for each Facility

	Facility A		Facility B
Lender	Commitment	Utilisation	Commitment	Utilisation
[ *** list here existing and new lenders *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]
Hogan Lovells

Part 4
New Lenders’ administrative details

	Facility office	Address for	Account	Website or
	Address/Fax No.	service of notices	for	Paper Form
New Lender	Attention of:	(if different)	Payment	Lender
[ *** ]	[ *** ]	[ *** ]	[ *** ]	[ *** ]

Executed as a Deed by	)

[ *** Each Existing Lender *** ]	) Authorised Signatory

Dated:

Executed as a Deed by	)

[ *** Each New Lender *** ]	) Authorised Signatory

Dated:

The Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed by the Agent as [ *** ]	)
)

Signed by [ *** Agent *** ]	)

)
Dated:
Signed by [ *** Security Agent *** ]
Dated:
Hogan Lovells

Schedule 6
Form of Assignment Agreement4
To:	[ *** ] as Agent and [ *** ], [ *** ] as Security Agent, [ *** ] as Parent for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[ *** ]
[Parent] — [ *** ] Senior Facilities Agreement dated [ *** ] (the “Facilities Agreement”)
1.	We refer to the Facilities Agreement. This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Facilities Agreement.
(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.	The proposed Transfer Date is [ *** ].

4.	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5.	The Facility office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:
(a)	[a Qualifying Lender (falling within paragraph (i)(1) or paragraph (ii) of the definition of Qualifying Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

[4]	[ *** If the New Lender considers it necessary to make this transfer effective against third parties, it may arrange for this assignment to be notified to the French Obligors by bailiff in accordance with Article 1690 of the French Civil Code. *** ]

8.	[ *** The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company. *** ]
9.	[The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [insert jurisdiction of tax residence], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent that the Borrower must, to the extent that the New Lender becomes a Lender under a Facility which is made available to the Borrower pursuant to Clause 2.1 (The Facilities) of the Facilities Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date.] [5]

10.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent) to the Parent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

11.	The New Lender confirms that it [is/is not] a non-Acceptable L/C Lender.[6]

12.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

13.	For the purpose of Clause 33.6 (Use of websites) the New Lender is a [ *** Website Lender *** ] [ *** Paper Form Lender *** ].

14.	This Agreement and all non-contractual obligations arising in any way whatsoever out of or in connection with this Assignment Agreement shall be governed by, construed and take effect in accordance with English law.

15.	This Agreement has been [ *** entered into *** ] on the date stated at the beginning of this Agreement.
Note:	The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

[5]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

[6]	Include only if the assignment includes any RCF commitment/participation.

The Schedule
Commitment/rights and obligations to be transferred by assignment, release and accession
[ *** insert relevant details *** ]
[ *** Facility office address, fax number and attention details for notices and account details for payments *** ]

[ *** Existing Lender *** ]	[ *** New Lender *** ]

By:	By:
This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent and by the Security Agent, and the Transfer Date is confirmed as [ *** ].
[ *** Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party. *** ]
[ *** Agent *** ]
By:
[ *** Security Agent *** ]
By:

Schedule 7
Form of Accession Deed
To:	[ *** ] as Agent and [ *** ] as Security Agent for itself and each of the other parties to the Facilities Agreement referred to below

From:	[Subsidiary] and [Parent]
Dated:
Dear Sirs
[Parent] — Senior Facilities Agreement dated [ *** ] (the “Facilities Agreement”)
1.	We refer to the Facilities Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Subsidiary] agrees to become an Additional [Guarantor]/[Chargor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [Guarantor]/[Chargor] pursuant Clause 27.2 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ *** ].

3.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement are as follows:
       Address:
       Fax No.:
       Attention:
4.	[Subsidiary] (for the purposes of this paragraph 4, (the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

It is agreed as follows:
(a)	Terms defined in the Facilities Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:
(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][7]

[7]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Facilities Agreement.
5.	This Accession Deed and all non-contractual obligations arising in any way whatsoever out of or in connection with this Accession Deed shall be governed by, construed and take effect in accordance with English law.
This Accession Deed has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[Executed as a Deed	)

by: [Subsidiary]	)

Director

Director/Secretary

OR

[Executed as a Deed	)

by: [Subsidiary]	)

Signature of Director:	____________________________

Name of Director:	____________________________

in the presence of:

Signature of witness:	____________________________

Name of witness:	____________________________

Address of witness:	____________________________

____________________________

____________________________

____________________________

____________________________

Occupation of witness:]	____________________________

The Parent
[Parent]
By:
The Security Agent
[Full name of Current Security Agent]
By:
Date:

Schedule 8
Form of Compliance Certificate

To:	Barclays Bank PLC as Agent

From:	Enstar Group Limited (the “Parent”)
Dated:
Dear Sirs
Enstar Group Limited — Senior Facilities Agreement dated [ *** ] December 2010 (the “Facilities Agreement”)
1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that, as at the end of the Relevant Period ending [***]:
(a)	Gearing Ratio

Total Debt was [***] and Consolidated Tangible Net Worth was [***], therefore, the Gearing Ration was [***];

(b)	Minimum Net Worth

Consolidated Tangible Net Worth was [***];

(c)	Regulatory Cover
(i)	each member of the Group holds capital resources of [***] which are not less than the amount that it is required to hold in accordance with applicable law and applicable rules and guidance given by any regulator, including, without limitation, its Pillar 1 Capital Requirement, its ICA Capital Requirement and its ICG Capital Requirement; and

(ii)	the Group Capital Resources of the Group are [***] which are not less than the Group Capital Requirement; and
(d)	UK Security Cover
(i)	the aggregate of the total assets less total liabilities and (without double counting) Intra-Group Indebtedness of each member of the Secured Group (each as set out in the relevant financial statements of such member of the Secured Group) was [***]; and

(ii)	the amount of outstanding Loans was [***],
therefore, the ratio of (i) above to (ii) above was [***].
3.	We confirm that no Default is continuing.[8]
Signed:

[8]	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Director of Enstar Group Limited	Director of Enstar Group Limited
[insert applicable certification language]9

for and on behalf of
[name of Auditors of the Parent]10

[9]	To be agreed with the Parent’s Auditors and the Lenders prior to signing the Agreement.

[10]	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Parent’s auditor’s prior to signing the Agreement.

Schedule 9
Timetables
Loans

		Loans in	Loans in other
	Loans in euro	sterling	currencies
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 9.30 a.m.	U-1 9.30 a.m.	U-3 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)
	U-3 Noon	U-1 Noon	U-3 Noon

LIBOR is fixed	Quotation Day as of 11.00 a.m.	Quotation Day as of 11.00 a.m.	Quotation Day as of 11.00 a.m.

“U”	=	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U-X”	=	X Business Days prior to date of utilisation

Schedule 10
Security provisions
1.	Declaration of Trust

The Security Agent and each other Finance Party agree that the Security Agent shall hold the Security Property in trust for the benefit of the Finance Parties on the terms of the Finance Documents.

2.	Defects in security

The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including:
(a)	failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document; or

(b)	failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory.
3.	No enquiry

The Security Agent may accept without enquiry, requisition, objection or investigation such title as the Borrower may have to any Charged Assets.

4.	Retention of documents

The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing the Borrower to retain them).

5.	Indemnity out of the Security Property

The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence or wilful misconduct).

6.	Basis of distribution

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Secured Liabilities is to be calculated and may require, and rely on, a certificate from any Finance Party giving details of:
(a)	any sums due or owing to any Finance Party as at that date; and

(b)	such other matters as it thinks fit.
7.	Rights of Security Agent

The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

8.	No duty to collect payments

The Security Agent shall not have any duty:
(a)	to ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected; or

(b)	to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets.
9.	Perpetuity period

The perpetuity period for the trusts created by the Finance Documents shall be 80 years from the date of this Agreement.

10.	Appropriation
(a)	Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Secured Liabilities and agrees that the Security Agent shall have the exclusive right to do so.

(b)	Sub-paragraph (a) above will override any application made or purported to be made by any other person.
11.	Investments

All money received or held by the Security Agent under the Finance Documents may, in the name of, or under the control of, the Security Agent:
(a)	be invested in any investment it may select; or

(b)	be deposited at such bank or institution (including itself, any other Finance Party or any Affiliate of any Finance Party) as it thinks fit.
12.	Suspense account

Subject to paragraph 13 below the Security Agent may:
(a)	hold in an interest bearing suspense account any money received by it from the Borrower or any other person; and

(b)	invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 11 above.
13.	Timing of distributions

Distributions by the Security Agent shall be made as and when determined by it.

14.	Delegation
(a)	The Security Agent may:
(i)	employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(ii)	delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(iii)	with the prior consent of the Majority Lenders, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security trustee or agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document.
(b)	The Security Agent will not be:
(i)	responsible to anyone for any misconduct or omission by any agent, delegate or security trustee or agent appointed by it pursuant to sub-paragraph (a) above; or

(ii)	bound to supervise the proceedings or acts of any such agent, delegate or security trustee or agent, provided that it exercises reasonable care in selecting that agent, delegate or security trustee or agent.
15.	Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

16.	Lenders

The Security Agent shall be entitled to assume that each Lender is a Lender unless notified by the Agent to the contrary.

Schedule 11
Structure chart showing ownership of Enstar’s subsidiaries.
Hogan Lovells

Part 2
Structure chart showing ownership of Enstar’s subsidiaries.
Hogan Lovells

Part 311
Structure chart showing ownership of Enstar’s subsidiaries.

[11]	Awaiting part 4
Hogan Lovells

Part 4
Structure chart showing ownership of Enstar’s subsidiaries.
Hogan Lovells

Schedule 12
The Secured Group
Part 1
Members of the Secured Group whose shares are subject to Transaction Security

	Registered	Jurisdiction of
Name of member of Secured Group	Number	Incorporation
Brampton Insurance Company Limited	01272965	England and Wales
Unione Italiana (UK) Reinsurance Company Limited	00199059	England and Wales
River Thames Insurance Company Limited	00462838	England and Wales
Cavell Insurance Company Limited	00157661	England and Wales
Mercantile Indemnity Company Limited	01500302	England and Wales
Fieldmill Insurance Company Limited	01457354	England and Wales
Longmynd Insurance Company Limited	01454023	England and Wales
Hillcot Re Limited	01457317	England and Wales
Marlon Insurance Company Limited	00998720	England and Wales
Cumberland Holdings Limited	40161	Bermuda
Part 2
Members of the Secured Group whose shares are not subject to Transaction Security

	Registered	Jurisdiction of
Name of member of Secured Group	Number	Incorporation
Enstar Australia Holdings Pty Ltd	128812546	Australia
AG Australia Holdings Limited	054573401	Australia
Gordian RunOff Limited	052179647	Australia
The Copenhagen Reinsurance Limited		Denmark
The Copenhagen Reinsurance Company (UK) Limited	00088079	England and Wales
Copenhagen Reinsurance Services Limited	03447398	England and Wales
Hogan Lovells

Schedule 13
Intercompany Loans

		Amount of
Name of lender under	Name of Borrower under	Intercompany
Intercompany Loan	Intercompany Loan	Loan
Brittany Insurance Company Limited	BH Acquisitions Limited	10,000,000
Hudson Reinsurance Company Limited	Kenmare Holdings Limited	3,500,000
Rosemont Reinsurance Limited	Goshawk Holdings (Bermuda) Limited	500,000
Overseas Reinsurance Corporation Limited	Revir Limited	18,000,000
Enstar Limited	Enstar Group Limited	17,300,000
Fitzwilliam Insurance Limited	Kenmare Holdings Limited	2,800,000
	Total	52,100,000

Schedule 14
Existing Security
Part 1
Chargors

		Security
		document
		registered at
	Registered	Companies	Date	Date
Company Name	Number	House	created	registered	Person entitled
Cavell Holdings Limited	1095628	Charge over shares	06.12.06	20.12.06	National Australia Bank Limited
Part 2
Secured Group — Letter of credit / ordinary course security

		Security
		document
		registered at
	Registered	Companies	Date	Date
Company Name	Number	House	created	registered	Person entitled
Cavell Insurance Company Limited	157661	Security agreement	17.12.92	30.12.92	Citibank N.A.
		Amendment letter	15.02.94	22.02.94	Citibank N.A
		Security agreement	30.03.98	08.04.98	Citibank N.A
		Reinsurance deposit agreement	30.03.98	14.04.98	Citibank N.A.
Marlon Insurance Company Limited	998720	Security agreement	15.11.95	24.11.95	Citibank N.A.
		Reinsurance deposit agreement	15.11.95	24.11.95	Citibank N.A.
Longmynd Insurance Company Limited	1454023	Charge	06.11.87	26.11.87	Citibank N.A.
Fieldmill Insurance Company Limited	1457354	Charge	06.11.87	14.11.87	Citibank N.A
River Thames Insurance Company Limited	462838	Reinsurance deposit agreement	11.07.88	20.07.88	Citibank N.A

		Security
		document
		registered at
	Registered	Companies	Date	Date
Company Name	Number	House	created	registered	Person entitled
		Security agreement	11.07.88	20.07.88	Citibank N.A
		Security agreement	06.01.89	11.01.89	Citibank N.A
		Security agreement	12.06.90	19.06.90	Citibank N.A
		Security agreement	02.01.96	09.01.96	Citibank N.A
Brampton Insurance Company Limited	1272965	Reinsurance deposit agreement	23.02.96	29.02.96	Citibank N.A.
Unione Italiana (UK) Reinsurance Company Limited	199059	Charge	02.12.87	09.12.87	Citibank N.A.
Hillcot Re Limited	1457317	Charge	19.11.87	02.12.87	Citibank N.A.
Knapton Insurance Limited	14644	Reinsurance deposit agreement	25.09.09	12.10.09	Citibank N.A.
The Copenhagen Reinsurance Company (UK) Limited	88079	Charge	01.10.84	18.10.84	The Chase Manhattan Bank N.A.
		Reinsurance deposit agreement	09.11.89	24.11.89	Bank of Montreal, Citibank N.A.
		Deposit charge	20.02.90	05.03.90	Barclays Bank PLC
		Security Agreement	25.11.91	02.12.91	Citibank N.A.
		Fixed (ASIC Charge No: 1344262)	16.08.06	25.08.06	079478612. The Royal Bank of Scotland N.V.
Gordian Runoff Limited	052179647	Fixed (ASIC Charge No: 373330)	30.12.92	25.01.93	004325080, Citigroup Pty Limited
		Fixed (ASIC Charge No: 1344254)	16.08.06	25.08.06	004325080, Citigroup Pty Limited
		Fixed (ASIC Charge No: 1344258)	16.08.06	25.08.06	079478612. The Royal Bank of Scotland N.V.

		Security
		document
		registered at
	Registered	Companies	Date	Date
Company Name	Number	House	created	registered	Person entitled
		Fixed (ASIC Charge No: 1344262)	16.08.06	25.08.06	079478612. The Royal Bank of Scotland N.V.
		Floating (ASIC Charge No: 373432)	21.12.92	27.01.93	064874531, Bank of America, National Association
		Fixed (ASIC Charge No: 510034)	13.09.95	04.10.95	064874531, Bank of America, National Association
Part 3
Secured Group — Security to be released as a Condition Subsequent

		Security
		document
		registered at
	Registered	Companies	Date	Date
Company Name	Number	House	created	registered	Person entitled
Enstar Australia Holdings Pty Limited	128812546	Fixed (ASIC Charge No: 1596644)	28.02.08	29.02.08	004044937, National Australia Bank Limited
AG Australia Holdings Limited	054573401	Fixed (ASIC Charge No: 1614223)	25.03.08	03.04.08	004044937, National Australia Bank Limited

Signatures
The Parent

Enstar Group Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

The Borrower

Enstar Group Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

The Original Guarantors

Enstar Group Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

Hillcot Holdings Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

Virginia Holdings Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

Revir Limited

By:	/s/ Elizabeth DaSilva
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

Kenmare Holdings Limited

By:	/s/ Paul O’Shea
Address:	Windsor Place, 3rd Floor, 18 Queen Street, Hamilton 11, Bermuda
Fax:	+1 441 296 0895

Cavell Holdings Limited

By:	/s/ Gareth Nokes
Address:	Avaya House, 2 Cathedral Hill, Guildford, Surrey, GU2 7YL
Fax:	+44 1483 452644

Flatts Limited

By:	/s/ Gareth Nokes
Address:	Avaya House, 2 Cathedral Hill, Guildford, Surrey, GU2 7YL
Fax:	+44 1483 452644

The Arranger

Barclays Corporate

By:	/s/ Richard Braham
Address:	Barclays Corporate, Level 28, 1 Churchill Place, Canary Wharf, London E14 5HP
Fax:	+44 20 7116 7636

Attention:	John Atkinson
Debt Finance
Transaction Management
Barclays Corporate

The Agent

Barclays Bank PLC

By:	/s/ Richard Braham
Address:	5 The North Colonnade, Canary Wharf, London E14 4BB
Fax:	+44 (0)20 7773 4893

Attention:	Duncan Nash

The Security Agent

Barclays Bank PLC

By:	/s/ Richard Braham
Address:	5 The North Colonnade, Canary Wharf, London E14 4BB
Fax:	+44 (0)20 7773 4893

Attention:	Duncan Nash

The Original Lender

Barclays Bank PLC

By:	/s/ Richard Braham
Address:	Barclays Corporate, Level 11, 1 Churchill Place, London, E14 5HP United Kingdom
Fax:	+44 20 7116 7643

Attention:	Richard Braham
Relationship Director
Non Bank Financial Institutions
Barclays Corporate